As filed with the Securities and Exchange Commission on March 3, 2006
Registration Number __________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SVC FINANCIAL SERVICES, INC.
(Name of Small Business Issuer in its Charter)

Colorado	7372	84-1343219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

235 Montgomery Street, Suite 956
San Francisco
California 94104
(866) 370-9600
(Address and telephone number of principal executive offices)

Christopher Haigh
Chief Executive Officer
235 Montgomery Street, Suite 956
San Francisco
California 94104
(866) 370-9600
(Name, address and telephone number of agent for service)

Copies to:
Marc Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Tel: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001(2)	29,694,566	$0.17	$5,048,076.20	$594.16
Common Stock, par value $0.001(3)	35,936,648	$0.17	$6,109,230.10	$719.06
Total	65,631,214		$11,157,306	$1,313.21	*

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant’s Common Stock on the Over the Counter Bulletin Board as of March 1, 2006 was $0.17 per share.
(2) Represents shares issuable upon conversion of secured convertible notes. The number of shares issuable upon conversion of the secured convertible notes and registered in this registration statement was determined by using $0.0884, which represents 75% of the volume weighted average price of the Registrant’s Common Stock for the three trading days preceding September 30, 2005, the date the transaction was consummated. Per the agreement with the holders of the convertible notes, Registrant is required to register 175% of the shares to be issued per this formula.
(3) Represents shares issuable upon exercise of warrants.
* of this amount, $849.73 was paid previously.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated March 3, 2006

SVC FINANCIAL SERVICES, INC.

65,631,214 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 65,631,214 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares to be issued to the selling stockholders: (i) up to 29,694,566 shares issuable upon conversion of secured promissory notes, and (ii) 35,936,648 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 35,936,648 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “SVCX.”

On February 22, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $0.11 per share.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ________, 2005

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our common stock. SVC Financial Services, Inc. is referred to throughout this prospectus as “SVC,” “we” or “us.”

General

SVC is a development stage transaction management company that offers two products, the Mazarin Media Platform that supports multi-media based E-commerce transactions, and “Scoot” Mobile Money Prepaid Debit cards that support mobile phone based transactions. These two products, described below, are both in beta testing and scheduled to be launched during the first three months of 2006. We have shipped 20,000 “Scoot” Mobile Money cards to date.

The Mazarin Media Platform

The Mazarin Media Platform is a rapid application development system that creates payment-enabled multimedia applications that can be distributed over the Internet and via email. Mazarin Media Applications have a broad range of uses including corporate product marketing, fund raising for charities, and distributing music and video files. Users can download a Mazarin Media Application from a web site or Email and then make an online purchase or payment directly from the application without having to go to the seller’s web site. We charge fees to set up the Mazarin Media Platform, and charge an additional small fee on every purchase made through a Mazarin application.

Scoot Mobile Money

Scoot Mobile Money Prepaid Debit cards allow anyone with a cell phone to store, send and receive funds anywhere in the world. Users purchase a prepaid Scoot debit card and then register with the Scoot Mobile Money service to link their cell phone number to their Scoot card number. Scoot users can now send money from one cardholder to another using their cell phone numbers as their unique identifier. Scoot is strategically focused on three markets: 1) sale of prepaid debit cards, 2) card-to-card money transfer services and 3) marketing select products and services to Scoot users via their cell phones.

Since inception, we have devoted substantially all of our efforts to activities such as financial planning, capital raising and product development and have not recorded any significant revenue. For the fiscal years ended September 30, 2005 and 2004, we had net losses of $6,588,253 and $3,446,923, respectively. At December 31,.2005, we had an accumulated deficit of $13,275,190. Since we have suffered recurring losses from operations, our auditors in their report on our financials for the fiscal year ended September 30, 2005, have expressed substantial doubt about our ability to continue as a going concern.

Recent Developments

On September 29, 2005, we entered into and consummated a subscription agreement with two accredited investors for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to these two investors (i) five-year Class A warrants to purchase 4,242,081 shares of our common stock at $0.179 per share, and (ii) Class B warrants to purchase 4,242,081 of our common stock at $0.179 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions. Our obligation to repay the amounts outstanding under the promissory notes is secured by substantially all of our assets.

We subsequently met the condition relating to the money cards, as a result of which we agreed to a change in the terms of the transaction by eliminating that condition. In addition, on February 14, 2006, we issued notes and (i) five-year Class A warrants to purchase 2,262,443 shares of our common stock at $0.179 per share, and (ii) Class B warrants to purchase 2,262,443 of our common stock at $0.179 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. and received an advance of $200,000 out of the proceeds from the second closing. We also extended by six months the expiration date of the B warrants issued in September 2005. As a result, upon effectiveness of the registration statement of which this prospectus is a part, the investors are irrevocably bound to purchase the remaining $550,000 in promissory notes.

Under the subscription agreement, until the later of one year after the effective date of the registration statement or the repayment or conversion of the convertible notes, the investors have a right of first refusal with respect to any new financings arranged by us. The subscription agreement also contains a favored nation clause that entitles the investors to have the conversion price of the notes and the exercise price of the warrants adjusted in the event we issue shares or securities convertible into shares at a price per share below the conversion price of the notes and the exercise price of the warrants.

We agreed to register the shares issuable upon conversion of the notes and exercise of the warrants in the registration statement of which this prospectus forms a part and to have that registration statement declared effective by December 28, 2005. We are in default under our registration obligations. This may subject us to liquidated damages payable in cash of 1% of the purchase price of the notes during the first 30 days after December 28, 2005, and 2% for each 30 days thereafter. To date, the investors have not declared a default. If, as a result of the declining price of our common stock, we will be required to register additional shares, we will do so in a separate registration statement.

The investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Our principal executive office is located at 235 Montgomery Street, Suite 956, San Francisco, California 94104 (866) 370-9600 and our telephone number at that location is (866) 370-9600.

This Offering

Shares offered by Selling Stockholders	Up to 65,631,214 shares, consisting of up to 29,694,566 shares issuable upon the conversion of a secured convertible notes* and up to 35,936,648 shares issuable upon the exercise of warrants

Common Stock to be outstanding after the offering	100,483,198**

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See “Use of Proceeds” for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 5.

OTC Bulletin Board Trading Symbol	SVCX

*
The number of shares issuable upon the conversion of the secured convertible notes is 16,968,324 based upon the conversion price of $0.0884 in effect on the date we entered into the subscription agreements for the issuance and sale of the notes. However, under the terms of the subscription agreements, we are required to include herein 175% of the number of shares that would have been issuable assuming the conversion price in effect on the date we entered into the subscription agreements.

**
Based on the current issued and outstanding number of shares of 34,851,984 as of February 27, 2006, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 65.3% of the total issued and outstanding shares of common stock.

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
SUMMARY FINANCIAL DATA
December 31, 2005 and 2004 (Uaudited) and September 30, 2005

	December 31	September 30
	2005	2005
ASSETS

Current Assets	162,052	629,557
Property & Equipment - Net	24,702	20,720
Other Assets	39,605	52,806
Total Assets	$226,359	$703,083

Current Liabilities	4,549,726	4,638,346
Long Term Liabilities	1,025,305	987,395
Stockholders’ Deficiency	(5,348,672)	(4,922,658)
Total Liabilities and Stockholders’ Deficiency	$226,359	$703,083

	Three Months Ended December 31,		Inception (August 23, 1999)
	2005	2004	to December 31, 2005
Revenue	—	3,938	72,484
Gross Profit	—	3,563	34,794
Operating Expenses	486,338	320,208	7,608,090
Loss from operations	(486,338)	(316,645)	(7,573,296)
Total Other (Income) Expense	176,812	642,488	5,728,908
Net loss before minority interest in net loss of subsidiary	(663,150)	(959,133)	(13,302,204)
Minority interest in net loss of subsidiary	—	—	27,014
Net Loss	(663,150)	(959,133)	(13,275,190)

Basic and diluted loss per common share	(0.02)	(0.03)	(0.43)
Weighted Average Shares Outstanding, basic and diluted	34,667,592	31,099,176	31,178,050

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The material risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

Risks Related to Our Business

We have incurred significant losses to date and expect to continue to incur losses.

During the fiscal years ended September 30, 2005 and 2004 we incurred net losses of approximately $6,588,253 and $3,446,923, respectively. In addition, for the three months ended December 31, 2005, we incurred a net loss of $663,150, resulting in an accumulated deficit of approximately $13,275,190 as of December 31, 2005. We expect to continue to incur losses for at least the next 12 months. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

Our auditors have issued a going concern opinion which may make it more difficult for us to raise capital

Our auditors have included a going concern opinion on our financial statements we have not generated sufficient cash flows to meet our obligations and sustain our operations.  If we are unable to continue as a going concern, you could lose your entire investment in us.

If we are unable to obtain additional funding, we may have to reduce our business operations.

Although we have entered into securities purchase agreements providing for a $1,500,000 financing, of which we have received $950,000 to date, we may require additional financing. We anticipate, based on currently proposed plans and assumptions relating to the implementation of our business plan, that we will need approximately $750,000 to satisfy our operations and capital requirements for the next 12 months. Therefore, we believe that the proceeds from the financing plus projected revenues from operations will be sufficient to meet our capital requirements. The $550,000 proceeds of tranche two of the September 29, 2005 agreement is scheduled for the fifth business day following the effective date of the registration statement of which this prospectus is a part. However, there can be no assurance that these funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances or that we will generate less revenues than we currently anticipate. Moreover, if our plans change or our assumptions change or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), we could be required to seek additional financing sooner than currently anticipated. We will also require additional financing to expand into other markets and further develop our products and services. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing will be available when needed, on commercially reasonable terms or at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may not be able to successfully develop and commercialize our technology which would result in continued losses and may require us to curtail or cease operations

While we have made progress in the development of our products, it has not generated any significant revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to modify the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the Mazarin Media Platform that supports multi-media based E-commerce transactions, and “Scoot” Mobile Money Prepaid Debit card technologies. The failure to successfully develop and commercialize our technologies would result in continued losses and may require us to curtail or cease operations

Our success will depend on consumer perception of us and our products and services.

We are highly dependent upon consumers’ perception of the safety and quality of its products and services as well as similar products and services distributed by other companies. Consumer perception is difficult to influence. As a result, we could be adversely affected in the event any of our products or services or any similar products or services distributed by other companies should prove, or be asserted to be, harmful to consumers. In addition, because of our dependence upon consumer perceptions, similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

We intend to rely on third parties to sell our product and our inability to control these third parties may add uncertainty about the efficacy of their marketing efforts.

The Scoot system is highly dependent on relationships with various third parties. The Scoot system requires four core provider relationships: a debit card issuing bank (Metabank), which is a member of the debit/ATM networks (STAR, Cirrus/Maestro) a debit card processor (ElectraCard Services, Inc.), and relationships with various independent sales and distributor organizations (Merit Financial). Each of these four partners provides a “commodity” service that we believe could be replaced with another provider of equal quality. In addition, we have taken steps to identify potential alternate partners to ensure business continuity in case any of these relationships should fail for any reason. Nevertheless, if any of these key relationships are impacted by external factors such as changes in federal banking regulations and technical failure, the Scoot system could be rendered inoperable and our business could be significantly negatively affected.

In addition, these parties are independent and not under our control. We expect to enter into agreements that will detail the obligations of these parties to market and sell our products. However, there can be no assurance that these parties will focus their attention on the production and sale of our products to the extent required to attain maximum results. If we do not effectively market our products through third parties, we will not generate significant revenues or profits.

Our operations are subject to governmental regulations, which are costly to comply with and which may change in a manner that adversely affects our business.

We are subject to two types of regulations: Federal banking regulations (e.g. Bank Secrecy Act) and the money transfer provisions of the US Patriot Act. Because of the War on Terror and the campaign against money laundering, it is expected that these laws and regulations will become more complex over time, thereby raising the financial burden of compliance. The operation of our business is designed to limit the amount of reports that are required to be submitted to regulators, and we believe that we are in substantial compliance with all applicable rules and the regulations. Nevertheless, non-compliance with any of the reporting or other rules and regulations may have an adverse impact on our ability to conduct our business if any of the authorities choose to enforce such rules.

If there is a change in regulatory requirements affecting the issuance of twin pack or multiple pack debit cards that can draw from the same account could materially and adversely affect our business

Our product “Scoot” combines a prepaid debit card with a cell phone based money transfer service. Scoot cardholders can manage their account with their existing phone (including cellular and internet phones), to get their current balance, make payments for goods and services, and make card-to-card money transfers based only on the recipient’s phone number. Just as PayPal allows users to send and receive money with their email address, Scoot allows users to send and receive money with their cell phone number. Scoot cards may be used to transfer funds through the ATM networks, including in other countries. If there is a change in the regulatory requirements relating to electronic fund transfers resulting in preventing SCOOT cardholders from sending cards to beneficiaries such as family members in another country, this may materially and adversely affect our business.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We have not yet been granted patents for our technology and we cannot assure you that any of our currently pending or future patent applications will result in issued patents, or that any patents issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patent applications. We rely on trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us.

We cannot guarantee you that any patents issued to us will be broad enough to provide any meaningful protection nor can we assure you that one of our competitors may not develop more effective technologies, designs or methods without infringing our intellectual property rights or that one of our competitors might not design around our proprietary technologies.

If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We have applied for certain patents relating to our technology. However, these patents may not be issued, or if issued, may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion because currently we do not generate revenues.

We cannot rely solely on our patents, if granted, to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent offices use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents, if issued. If we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Any patents which are issued may not contain claims that will permit us to stop competitors from using similar technology.

If we lose key consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel. We are highly dependent on our management, including Christopher Haigh, our President and Chief Executive Officer, who is critical to the development of our technologies and business. The loss of the services of this individual could have a material adverse effect on our operations. If we were to lose this individual, or any other key consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

If we are unable to compete effectively with existing or new competitors, our existing business will decline and our anticipated business plan will not be successfully implemented.

We believe that the consumer market for financial products is continually evolving, and is highly dependent upon changes in the demographic and social trends that have resulted in significant growth in this industry in the past few years. We will encounter aggressive competition from numerous competitors, many of whom have significantly greater financial resources than we do. Competitors with greater resources than ours may be able to enter into more effective distribution channel relationships. Our competitors vary by the nature of the distribution channel. We believe that our ability to compete will depend upon our ability to react quickly to expected and perceived customer requirements and desires, and maintain relationships with its existing strategic partners and identify and reach agreements with new partners. However, there can be no assurance that our assessment of the market place is correct, or that its products will be accepted now or in the future.

We may not be able to adequately protect our intellectual property rights and may infringe upon the intellectual property rights of others. We will rely on common law trademark rights to protect its unregistered trademarks as well as its trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register its trademarks in certain foreign jurisdictions. However, the protection available, if any, in such jurisdictions may not be as extensive as the protection available to the company in the United States.

Although we will seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Defending against such claims, even if they are without merit, can be extremely costly and the assertion of such claims can have a material adverse effect on us.

Risks Relating to Our Current Financing Arrangement:

There Are A Large Number Of Shares Underlying Our Callable Secured Convertible Notes, And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of February 22, 2006, we had 34,851,984 shares of common stock issued and outstanding. In connection with the financing arrangement that we entered into in September 30, 2005, we also have outstanding secured convertible notes or an obligation to issue callable secured convertible notes that may be converted into an estimated 29,694,566 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 35,936,648 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

There are a large number of shares underlying our convertible notes and warrants that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock.

The convertible notes are convertible into shares of our common stock at the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock as reported by Bloomberg L.P. for the Principal Market for the three trading days preceding the date of conversion. The issuance of shares upon conversion of our convertible notes is likely to result in substantial dilution to the interests of other stockholders. As of February 22, 2006, we had 34,851984 shares of common stock issued and outstanding. We are registering 65,631,214 shares of common stock pursuant to this registration statement, of which up to 29,694,566 shares are reserved for issuance upon conversion of the notes. As of January 27, 2006, the closing price of our common stock was $0.12. There is no upper limit on the number of shares that we may be required to issue upon conversion of the notes.

The variable price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases. The following is an example of the amount of shares of our common stock issuable upon conversion of the entire $1,500,000 principal amount in convertible notes, plus accrued interest at 10% per annum over two years, based on market prices assumed to be 25%, 50% and 75% below the closing bid prices on January 27, 2006 of $0.12:

% BELOW MARKET	PRICE PER SHARE	WITH 25% DISCOUNT	NUMBER OF SHARES	PERCENTAGE*
25%	$0.08	$0.06	30,000,000	46.4%
50%	$0.06	$0.045	40,000,000	53.6%
75%	$0.04	$0.03	60,000,000	63.4%

*
Based upon 34,851,984 as of February 22, 2006,. The convertible notes contain provisions that limit the stockownership of the holders of those notes to 4.99%. Nevertheless, the percentages set forth in the table reflect the percentage of shares that may be issued to the holders in the aggregate.

As illustrated, the number of shares of common stock issuable in connection with the conversion of the convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The large number of shares issuable upon conversion of the convertible notes may result in a change of control

As there is no limit on the number of shares that may be issued under the convertible notes, these issuances may result in the purchasers of the notes controlling us. They may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholder, may view favorably.

The lower the stock price, the greater the number of shares issuable under the convertible notes

The number of shares issuable upon conversion of the convertible notes is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible notes could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

The convertible notes have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market’s ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the convertible notes will increase, which will materially dilute existing stockholders’ equity and voting rights.

The following risks relate principally to our common stock and its market value:

There is a limited market for our common stock which may make it more difficult for you to dispose of your stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “SVCX.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;
•	additions or departures of key personnel;
•	sales of our common stock
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

Because we have a limited operating history with minimal revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock is deemed to be penny stock with a limited trading market

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS
Our representatives and we may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e)	inadequate capital to continue business;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties;

(i)	insufficient revenues to cover operating costs.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders.  We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

Overview

We are a development stage transaction management company that offers two products, the Mazarin Media Platform that supports multi-media based E-commerce transactions, and “Scoot” Mobile Money Prepaid Debit cards that support mobile phone based “M-Commerce” transactions. These two products, described below, are both in beta testing and scheduled to be launched during the first quarter of 2006.

The Mazarin Media Platform: The Mazarin Media Platform is a rapid application development system that creates payment-enabled multimedia applications that can be distributed over the Internet and via email. Mazarin Media Applications have a broad range of uses including corporate product marketing, fund raising for charities, and distributing music and video files. Users can download a Mazarin Media Application from a web site or Email and then make an online purchase or payment directly from the application without having to go to the seller’s web site. We charge fees to set up the Mazarin Media Platform, and charge an additional small fee on every purchase made through a Mazarin application.

The Mazarin platform is focused on several niche markets including non-profit organizations, political fund raising, music and entertainment, and business-to business sales and consumer specialty marketing.

•
Non-profit Organizations: Typically, non-profit organizations use volunteers and other resources to build web sites and solicit donations via phone and direct mail. Mazarin applications can help them reach out to their members with a much more compelling message to inspire donations.

•
Political Campaigns: Mazarin applications can help create awareness for fund raising. Our Interactive Political Profile application is designed for local, state, federal and specific issue campaign messaging.

•	Music and Entertainment: The entertainment industry demands multimedia. Mazarin applications allow users to sample video and music before buying.
•
Corporate and Consumer Marketing: Mazarin applications can be used to create unique promotions for retail and commercial products by creating a standalone digital brochure that is linked directly into the merchant’s online sales system.

We intend to distribute the Mazarin Media Platform through three distribution channels; direct selling on an SVC web site (www.GetMazarin.com), independent sales organizations that are associated to each of our target markets, and through advertising and marketing agencies that wish to manage online messaging campaigns for their larger clients.

Scoot Mobile Money: Scoot Mobile Money Prepaid Debit cards allow anyone with a cell phone to store, send and receive funds anywhere in the world. Users purchase a prepaid Scoot debit card and then register with the Scoot Mobile Money service to link their cell phone number to their Scoot card number. Scoot users can now send money from one cardholder to another using their cell phone numbers as their unique identifier. Scoot is strategically focused on three markets: 1) sale of prepaid debit cards, 2) card-to-card money transfer services and 3) marketing select products and services to Scoot users via their cell phones.

To date we have sold the Scoot system to two customers. We intend to establish Scoot as the low cost, high value market leader in the new emerging space of cell phone money transfer. Our marketing and sales strategy is focused on the 10 million US households that are estimated to be unbanked,1  including migrant workers, recent immigrants, students, travelers and those with a credit history precluding them from opening a checking account.

Scoot also has a specific focus on the Hispanic market. Mexico accounts for 27.7 percent of all immigrants, with 7.9 million immigrants living in United States, more than the number of immigrants from any other part of the world. Immigrants from Mexico, Central and South America, the Caribbean, and East Asia make up the majority of immigrants, with 69 percent of the foreign-born coming from these areas.2

Scoot cards will be sold through a network of independent sales and marketing partners (“master distributors”) such as Merit Financial. Currently, these master distributors represent over a hundred agents covering the major card market areas in the United States.

[1]	Source:www.fdic.gov/regulations/examinations/supervisory/insights/siwin04/latino_mkt.html
[2]	Source: www.cis.org/articles/2001/back101.html

Master distributors maintain a distribution channel of independent sales agents who sell Scoot cards through retail locations, employers and other affinity groups partners such as community organizations and charities.

The Scoot system is highly dependent on relationships with various third parties. The Scoot system requires four core provider relationships: a debit card issuing bank, MetaBank, which is a member of the debit/ATM networks (STAR, Cirrus/Maestro) a debit card processor (ElectraCard Services, Inc.), and relationships with various independent sales and distributor organizations (Merit Financial). Each of these four partners provides a “commodity” service that could be replaced with another provider of equal quality. In addition, we have taken steps to identify potential alternate partners to ensure business continuity in case any of these relationships should fail for any reason. Nevertheless, if any of these key relationships are impacted by external factors such as changes in federal banking regulations and technical failure, the Scoot system could be rendered inoperable and our business could be significantly negatively affected.

We are subject to two types of regulations: Federal banking regulations (e.g. Bank Secrecy Act) and the money transfer provisions of the US Patriot Act. Because of the War on Terror and the campaign against money laundering, it is expected that these laws and regulations will become more complex over time, thereby raising the financial burden of compliance. The operation of our business is designed to limit the amount of reports that are required to be submitted to regulators, and we believe that we are in substantial compliance with all applicable rules and the regulations. Nevertheless, non-compliance with any of the reporting or other rules and regulations may have an adverse impact on our ability to conduct our business if any of the authorities choose to enforce such rules.

We believe that the consumer market for financial products is continually evolving, and is highly dependent upon changes in the demographic and social trends that have resulted in significant growth in this industry in the past few years. We will encounter aggressive competition from numerous competitors, many of whom have significantly greater financial resources than we do. Competitors with greater resources than ours may be able to enter into more effective distribution channel relationships. Our competitors vary by the nature of the distribution channel. We believe that our ability to compete will depend upon our ability to react quickly to expected and perceived customer requirements and desires, and maintain relationships with its existing strategic partners and identify and reach agreements with new partners. However, there can be no assurance that our assessment of the market place is correct, or that its products will be accepted now or in the future.

Critical Accounting Policies

Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies are considered to be critical within the SEC definition.

Revenue Recognition

The Company recognizes revenues from contracts in which the Company provides consulting services as the services are performed. The contractual terms of the agreements dictate the recognition of revenue by the Company. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104. Accordingly, four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting. EITF 00-21 became effective for revenue arrangements entered into in periods beginning after June 15, 2003. For revenue arrangements occurring on or after August 1, 2003, the Company revised its revenue recognition policy to comply with the provisions of EITF 00-21.

 Amounts collected prior to satisfying the above revenue recognition criteria are included in deferred revenue and advance payments in the accompanying consolidated balance sheets. The Company received no such payments as of September 30, 2005.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the years ended September 30, 2005 and 2004.

Capitalized Software Costs

The Company accounts for the development cost of software in accordance with Statement of Financial Accounting Standards No. 86 “Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company’s software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development has been short with immaterial amounts of development costs incurred during this period. Accordingly, the Company did not capitalize any development costs in 2005 or 2004.

The Company has adopted SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” The Company capitalizes software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software provided that capitalized amounts will be realized over a period not exceeding five years. Costs incurred prior to the establishment of technological feasibility are charged to general and administrative expense. As a result, the Company had no capitalized software costs at September 30, 2005.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples of estimates include the useful lives of fixed assets based upon historical experience, accruals for invoices not received before final close of the period based upon detailed review of purchase orders and expenditures and the commonly accepted Black Scholes method to measure the value of warrants. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. Variances of estimates from actual results have been minimal and immaterial on a historical basis with the possible exception of the Black Scholes valuation of warrants, the accuracy of which has been a subject of much public debate. Actual results could differ from those estimates. Future estimates and assumptions will be based upon information available to us at the time of the estimate.

Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board (“APB”) Opinion No. 25, Financial Interpretation No. 44, and SFAS 123, “Accounting for Stock-Based Compensation.”  For the years ended September 30, 2005 and 2004, the Company has not changed to the fair value method and continued to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.  All non-employee stock option and warrant grants are accounted for under the fair value method.  As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The FASB issued SFAS No.148, “Accounting for Stock-Based Compensation - Transition and Disclosure.”  This statement amends SFAS No.123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation.  Pursuant to SFAS No.123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.

During the years ended September 30, 2005 and 2004, the Company did not issue any stock options to employees.

Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), the holder’s conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments. At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. The values assigned to the warrants and embedded conversion feature of the Debentures followed the guidance of the EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, EITF 00-19: “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, FAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” of the FASB’s Emerging Issues Task Force. The debt discount associated with the Warrants and embedded conversion feature is amortized to interest expense over the life of the Debenture or upon earlier conversion of the Debenture using the effective yield method.

RESULTS OF OPERATIONS

Three Months Ended December 31, 2005 and 2004

Revenues

During the three months ended December 31, 2005 we did not generate any revenue compared to the three months ended December 31, 2004 during which we generated revenues of $3,938.  Management expects that none of our previous businesses will generate any revenues in future periods. Future revenue will come from products currently under development.

Expenses

Total operating expenses increased $166,130 (52%) from $320,208 during the three months ended December 31, 2004 to $486,338 during the three months ended December 31, 2005.   The most significant factors in the increase are:  a $151,170 (226%) increase in salaries for additional management and administrative staff, including a full time CFO, a project manager, and an administrative person; a $14,273 (16%) decrease in stock based compensation for consulting and professional services, a $54,712 (61%) increase in professional fees (which includes a $18,398 increase for audit services,  a $31,332 increase for marketing and business development consultants, a $7,349 increase in legal costs, and $8,085 decrease for sales consultants); a $12,164 increase in facilities costs due to increased rent and additional office space and additional costs for server hosting;  a $53,105 decrease in marketing expenses primarily due to a favorable settlement of disputed invoices; a $12,864 increase in administrative expense primarily due to premiums for additional insurance coverages.   Stock based compensation expense for the three months ended December 31, 2005 consisted of 201,030 shares valued at $23,009 issued to four contractors primarily for software development services and public relations services rendered.  Also options for 1,183,336 shares valued at $214,217 vested during the period.

Interest expense decreased $247,713 (79%) from $314,323 during the three months ended December 31, 2004 to $66,610 during the three months ended December 31, 2005. Interest expense during the three months ended December 31, 2004 was higher due to imputed interest expense on warrants and shares granted in consideration for credit facilities.

The $93,750 amortization of discount is the amortization of the $750,000 discount relating to the September 29, 2005 financing described above.

Expense for the value attributed to the beneficial conversion feature of debt decreased $222,025 (100%) from $222,025 during the three months ended December 31, 2004 to zero during the three months ended December 31, 2005.  There was no new convertible debt during the three months ended December 31, 2005.  The $222,025 expense for the same period of 2004 relates to new convertible debt during that period.

Financing fees decreased $89,688 (84%) from $106,140 for the three months ended December 31, 2004 to $16,452 for the three months ended December 31, 2005.  Financing fees for the three months ended December 31, 2005 is primarily amortization of deferred financing fees while the same period of 2004 was primarily amortization of warrants.

The net loss for the three months ended December 31, 2005 decreased $295,983 (31%) from $959,133 during the three months ended December 31, 2004 to $663,150 during the three months ended December 31, 2005.

Year Ended September 30, 2004 and 2003

Revenues
During the year ended September 30, 2005 the Company generated revenues of $11,224, virtually the same as compared to the year ended September 30, 2003 during which the Company generated revenues of $11,258.  Management expects that none of the Company’s previous businesses will generate any revenues in future periods. Future revenue will come from products currently under development.

Operating Expenses

Total operating expenses increased $1,224,237 (67%) from $1,840,432 during the year ended September 30, 2004 to $3,064,669 during the year ended September 30, 2005 due to activities related to adding financial management, product development, marketing development and securing additional capital.   Increases in specific areas are as follows:

•
a $141,638 (46%) increase in compensation related to additional financial management and administrative staff. There were no increases in individual compensation; the increased amount is due to the addition of a CFO and one additional contractor. The CFO was hired to manage financial operations in general and specifically to strengthen internal controls, ensure timely completion of quarterly reviews and the annual audit by the Independent Public Accounting Firm, ensure timely filing of SEC reports, develop short and long term business plans, and assist in funding efforts.

•
a $308,132 increase in stock based compensation which the net of the fair market value of options valued at $520,208 granted to officers, less a decrease of $212,076 in the fair market value of shares earned by contractors and vendors during 2005 due to a 58% decrease in the average share price in 2005 from 2004.

•
a $ 430,336 (59%) increase in professional fees which consists of a $145,113 decrease in accounting and audit services, a $144,452 decrease in legal expenses, a $505,494 increase in investment banking expenses related to securing additional capital (primarily the Black Scholes valuation of warrants granted to three investment bankers), a $157,291 increase in software and website consultants related to product development, a $51,977 increase in marketing and business development consultants and a $29,000 increase in regulatory consultants all related to marketing and business development .

•	a $37,793 (107%) increase in facilities costs for additional office space, telephones, online services and utilities.
•	a $38,859 (61%) increase in marketing costs, primarily public relations and trade shows
•
a $260,515 (365%) increase in administrative expenses, the major factors being a $32,858 increase in printing costs, a $100,000 write-off of capitalized software development due to a move to a different platform, and a $73,636 increase in travel costs

•	a $6,964 (558%) increase in depreciation expense based on a $19,709 increase in fixed assets with expected lives of eighteen to thirty-six months

Interest Expense

Interest expense decreased $535,760 (37%) from $1,444,052 during the year ended September 30, 2004 to $908,292 during the year ended September 30, 2005. Imputed interest expense on warrants as calculated using the Black Scholes method decreased $758,241, the value of shares granted in consideration for a credit facility increased $151,876, and the interest on debt increased $70,605 due to a $1,700,000 increase in debt over the course of the year, almost all at higher interest rates than on the debt existing at September 30, 2004.

Other income and expenses

Other expense for the year ended September 30, 2005 includes $875,894 expense as the value of the beneficial conversion feature of some debt, an increase of $676,667 (340%) over the $199,227 expense for the year ended September 30, 2004. The beneficial conversion feature expense is also calculated using the Black Scholes method.  The value of the beneficial conversion feature is required to be expensed immediately since the debt is convertible at any time.

At September 30, 2005, the warrant liability based on fair value of $2,465,882 as determined by the Company resulted in a non-cash loss of $1,715,882 which has been reflected in the Non Cash Financing Charge on the consolidated statement of operations for the year ended September 30, 2005.

Financing fees were $34,490 for the year ended September 30, 2005 compared to $1,000 for the year ended September 30, 2004. Financing fees were paid to four investment bankers in the United States and Australia for fund raising activities.

There was no gain on extinguishment of debt for the year ended September 30, 2005 compared to a $26,666 gain for the year ended September 30, 2004.

The net loss increased $3,141,330 (91%) from $3,446,923 during the year ended September 30, 2004 to $6,588,253 during the year ended September 30, 2005.

LIQUIDITY AND CAPITAL RESOURCES

During the three months ended December 31, 2005 net cash used in operating activities was $461,837 compared to cash used by operating activities of $306,756 during the three months ended December 31, 2004. During the three months ended December 31, 2005, we have continued to expand our operations which increased expenses but we have not generated significant revenue to date.

During the three months ended December 31, 2005 net cash used in investing activities was $7,345 compared to $1,093 used in investing activities for the three months ended December 31, 2004.

There was no generation of cash from financing activities three months ended December 31, 2005 compared to $282,501 for the same period of 2004.  Financing for the three months ended December 31, 2004 includes $167,500 from issuance of common stock, net of issuance costs, and $115,001 from borrowing on related party notes payable.

There was a deficiency in net working capital of $4,387,674 at December 31, 2005, which is primarily due to us having no significant source of revenue. This situation resulted in borrowing additional monies to keep us going and meet our working capital and product development needs. We incurred net losses of $13,275,190 from inception through December 31, 2005.

The second $550,000 round of financing discussed below is critical to fund our operations.   Our current liabilities exceed our current assets by $4,387,674 at December 31, 2005, of which $2,715,882 may be attributed to the warrant and beneficial conversion liability, leaving $1,671,792 of negative working capital that will require cash. We have not sustained positive earnings or cash flow and we are required to incur significant expenses to complete product development, take it to market and be competitive. Consequently, the second round of funding is necessary to execute our strategy of acquiring new business opportunities.

We announced on February 1, 2005 that Grant Bettingen, Inc., a highly respected investment bank focused on growth companies, has agreed to provide us with investment banking, market-making and other business advisory services. The services provided by Grant Bettingen, Inc., will assist us in executing our plan to be the market and technology leader in electronic and wireless payment systems, digital rights management and pre-paid stored-value cards.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share. These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility. As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down. The investor in this transactions was accredited with access to sufficient corporate information.

On March 2, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $55,000 for convertible debentures payable two years after draw-down, bearing 12% interest. This credit line was subsequently increase to $95,000 which was entirely drawn down by September 30, 2005. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share. These debentures also entitle the investor to 133,593 shares of restricted common stock as consideration for establishing the credit facility. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act. The investor in this transactions was accredited with access to sufficient corporate information.

We cannot predict the extent of investor interest in us, which may affect the future sales of equity and debt securities to fund our current business.  It is unlikely that we will raise significant amounts of capital through borrowing or through the issuance of debt instruments.  Therefore, we are currently seeking new capital through the sale of additional common shares, either through a public offering or private placement. Historically, we have sold our shares through private placements to accredited and qualified investors. Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.  We may also seek the advice and assistance of investment bankers and other financial professionals to assist us in raising additional capital and we expect to pay fees for these services.

On September 29, 2005, we entered into a subscription agreement with two accredited investors for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to the purchasers (i) five-year warrants to purchase 4,242,081 shares of our common stock at $0.179 per share, and (ii) warrants to purchase 4,242,081 of our common stock at $0.179 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions.

The net received in this first round of funding was $644,388. This reflects direct payments from the $750,000 principal of $85,612 for legal fees and expenses and $20,000 for commissions.

We subsequently met the condition relating to the money cards, as a result of which we agreed to a change in the terms of the transaction by eliminating that condition. In addition, on February 14, 2006, issued notes and warrants and received an advance of $200,000 out of the proceeds from the second closing. As a result, upon effectiveness of the registration statement of which this prospectus is a part, the investors are irrevocably bound to purchase the remaining $550,000 in promissory notes.

We have a nominal amount of revenue, and we have not generated positive operational cash flow. We continue to incur significant expenses to develop our product offering and in bringing our product offering to market. We anticipate, based on currently proposed plans and assumptions relating to the implementation of our business plan, that we will need approximately $750,000 to satisfy our operations and capital requirements for the next 12 months. Therefore, we believe that the proceeds from the financing plus projected revenues from operations will be sufficient to meet our capital requirements. However, there can be no assurance that these funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances or that we will generate less revenues than we currently anticipate. In addition, if the investors decide not to convert the convertible notes, we will have to repay the entire $1,500,000 plus interest. This will have a negative effect on our ability to expand our operations and may adversely impact our ability to raise additional funds. In addition, we are dependent upon raising additional equity financing to support our operations beyond the next twelve months. There can be no assurance that we will be successful in raising sufficient capital to fund our working capital requirements on terms acceptable to us, or at all. If we are not successful in raising sufficient capital, it could have a material adverse effect on our business, which may require us to significantly curtail or cease our operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FASB Interpretation 46 (“FIN 46”), “Consolidation of Variable Interest Entities.”  FIN 46 clarifies the application of Accounting Research Bulletin 51, “Consolidated Financial Statements”, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest (“variable interest entities”).  Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary.  The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected returns, or both.  FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date.  It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.  The adoption of the provisions of FIN 46 will not have an impact on the financial condition or results of operations.

In April 2003, the FASB issued Statement No. 149, “Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively.  The adoption of Statement 149 did not have any effect on the Company’s financial position, results of operations, or cash flows.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”.  Statement No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities.  Statement No. 150 is effective for all financial instruments entered into or modified after May 31, 2003.  The Company adopted Statement No. 150 on June 1, 2003.  The adoption of Statement No. 150 did not have any effect on the Company’s financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board (“FASB”) released a revision to Statement of Financial Accounting Standard (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“FAS 123R”).  FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method.  The Company adopted FAS 123R effective with the year ended September 30, 2004.  With the adoption of this new statement, the Company will have to recognize substantially more compensation expense in the future.  This may have a material adverse impact on the Company’s financial position and results of operations in the future.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for fiscal years beginning after June 15, 2005, and implementation is done prospectively.  Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.  SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change.  Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.  SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.  SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued.  Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations.  It also provides the SEC staff’s views regarding valuation of share-based payment arrangements.  In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.  Management is currently evaluating the impact SAB 107 will have on the Company’s consolidated financial statements.

In June, 2005, the EITF reached a consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. However, Issue 00-19 does not define "conventional convertible debt instrument." Given the development of numerous contractual terms that may be included in a convertible debt instrument, it is not clear when a convertible debt instrument is "conventional." This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

In September, 2005, the EITF reached a consensus on Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues" which addresses a company issuing convertible debt with an embedded conversion option that is not separated from the host contract and accounted for as a derivative instrument pursuant to FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The conversion option does not give rise to a beneficial conversion feature under EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" or No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Subsequently, the company changes the terms of the conversion option and assesses whether the modification results in an extinguishment of the debt pursuant to the guidance in EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." The issues are whether a modification to a conversion option that changes its fair value, affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature associated with a debt modification (not a debt extinguishment) if the modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

In September, 2005, the EITF reached a consensus on Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." When a company issues convertible debt with a beneficial conversion feature, the debt is bifurcated into a liability component and an equity component in accordance with EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." The equity component is measured at the intrinsic value of the beneficial conversion feature on the commitment date. For income tax purposes, all of the proceeds are recorded as a liability and nothing is recorded in shareholders' equity. The issues are whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

BUSINESS

General

We are a development stage transaction management company that offers two products, the Mazarin Media Platform that supports multi-media based E-commerce transactions, and “Scoot” Mobile Money Prepaid Debit cards that support mobile phone based transactions. These two products, described below, are both in beta testing and scheduled to be launched during the first three months of 2006. We have shipped 20,000 “Scoot” Mobile Money cards to date.

We provide unique, integrated media and mobile transaction solutions that offer a secure micro-payment system at a low cost per transaction. We have developed a scalable, integrated media and transaction management solution, the Mazarin Media Platform, which provides rapid application delivery for any size organizationOur Scoot™ Mobile Money ATM Card allows anyone with a cell phone to store, send and receive funds anywhere in the world. Scoot Mobile Money is designed to to support the large and fast-growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements.  Scoot is focused on three large and rapidly growing markets: 1) sale of pre-paid debit cards 2) card-to-card money transfer services and 3) marketing select goods and services via cell phone.  Since inception, we have devoted substantially all of our efforts to activities such as financial planning, capital raising and product development and have not recorded any significant revenue

We were incorporated on July 14, 1995 in Colorado under the name Attache Holdings, Ltd. In October 2003, we acquired all of the issued and outstanding shares of PocketPass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock.  The acquisition was accounted for as a reverse merger with PocketPass.com deemed to be the surviving entity for accounting purposes.

Our Solutions

Mazarin Media Platform™

The Mazarin™ Media Platform is a rapid application development system that allows users to quickly create custom multimedia applications that are payment enabled and can be distributed over the Internet and via email. We charge fees to license the Mazarin Media Platform, and charge an additional surcharge on every purchase made through a Mazarin application.

The Mazarin platform is designed for organizations that want to “proactively” sell a product over the Internet but do not want the customer to have to search their web site for detailed information. Users can download a Mazarin Media Application from a web site homepage or Email and then make an online purchase or payment directly from the application with out having to go through the seller’s web site.

Mazarin Media Applications have a broad range of uses including corporate product marketing, fund raising for charities, and distributing music and video files. The Mazarin platform is focused on several niche markets including non-profit organizations, political fund raising, music and entertainment, and business-to business sales and consumer specialty marketing.

•
Non-profit Organizations: Typically, non-profit organizations use volunteers and other resources to build web sites and solicit donations via phone and direct mail. Mazarin applications can help them reach out to their members with a much more compelling message to inspire donations.

•
Political Campaigns: Mazarin applications can help create awareness for fund raising. Our Interactive Political Profile application is designed for local, state, federal and specific issue campaign messaging.

•	Music and Entertainment: The entertainment industry demands multimedia. Mazarin applications allow users to sample video and music before buying.
•
Corporate and Consumer Marketing: Mazarin applications can be used to create unique promotions for retail and commercial products by creating a standalone digital brochure that is linked directly into the merchant’s online sales system.

Mazarin Development Status

The Mazarin Media Platform is currently in the “beta” release stage, which means that it is operational but has not yet been released to the general market pending review and evaluation by early users (“beta clients”). To date, we have produced over a dozen Mazarin Media Applications for various beta clients at reduced rates. These market tests have generated valuable feedback and suggestions from beta clients that have been incorporated into the technology and business model. The Mazarin Platform technology is currently ready for a general release in during the first quarter of 2006 pending additional funding to support packaging, sales and marketing efforts.

Mazarin Distribution Channels

We intend to distribute the Mazarin Media Platform through three distribution channels; direct selling on an SVC web site (www.GetMazarin.com), independent sales organizations that are associated to each of our target markets, and through advertising and marketing agencies that wish to manage online messaging campaigns for their larger clients.

Competitive Position

Although E-commerce payment solutions for web sites have become a low margin commodity, we do not believe that there are currently any other products on the market that provide similar features and benefits as Mazarin. We believe that Mazarin will be the first rapid application development tool for stand alone applications that also includes an integrated payment gateway.

Mazarin Principal Suppliers

The core Mazarin technology was developed in-house. For payment processing, SVC has partnered with two transaction-gateway providers (Fast Transact.com and Ezic.com) to create the SVC Transaction Gateway (STG). The STG provides the end user with seamless access to the e-commerce payment networks for processing credit and debit card purchases online directly from any Mazarin Application. The SVC Transaction Gateway includes tools and reports that allows merchants to manage their online transaction processing functions. These include detailed reports the number, type and amount of online credit card transactions that occurred during a specified period. It also allows merchants to set specific anti-fraud controls including the choice to deny purchases from foreign countries, or limiting the number of times a credit card number can be re-entered during a purchase attempt. Merchant’s can also set up an automatic “thank you” and receipt email to send to customers who made a purchase through a Mazarin Application.

Mazarin is designed to work with any transaction gateway and therefore is not overly dependent on these two partners.

Example Mazarin Customers

We provide Mazarin services to approximately 18 customers. During the year ended September 30, 2004 we generated approximately $11,258 in revenue in FY 2004 and $6,224 in FY 2005. Mazarin has developed beta test applications for the following organizations or products:

•	Corvette Thunder,
•	The US Lighthouse Association,
•	Operation Solder,
•	Author Tony Broadbent,
•	Author Pete Carol,
•	The Progress Foundations,
•	The World Trust Foundation, and
•	The Airline Ambassadors.

Mazarin Governmental Regulations

We are not aware of any current or pending governmental regulations that would materially affect the sale and marketing of the Mazarin Media Platform.

Scoot Mobile Money System
The Scoot Mobile Money ATM card allows anyone with a cell phone to store, send and receive funds anywhere in the world where cell phone and ATM services are available. Scoot uses SMS text messaging to allow any cell phone to be used for money transfers. Users purchase a prepaid Scoot ATM card and then register with the Scoot Mobile Money service to link their cell phone number to their Scoot card number.

Scoot users can now send money from one Scoot ATM card to another using their cell phone numbers as the unique identifier. The Scoot Mobile Money ATM card is accepted at nearly 1 million ATMs worldwide, and at over 5.5 million merchants that accept STAR and Cirrus/Maestro cards.3  The STAR Network serves over 6,200 financial institutions across the U.S. and provides cardholders with account access at 241,000 ATMs and 1,001,000 US retail locations.4  Cirrus/Maestro network is owned by MasterCard which provides access to over 23 million merchants worldwide and 1,000,000 ATMs in over 210 countries.5  First Federal Bank of South Dakota, our partner bank that issues the Scoot enabled ATM cards, maintains agreements with the STAR network, and Cirrus/Maestro. Any legal issues resulting from a network outage, or misrouted transactions, are settled directly between the bank and the network, and do not directly involve us.

3	Source: www.mastercardintl.com/cgi-bin/newsroom.cgi?id=1091&category=all
[4]	Source: http://www.star.com/?go=about.start
[5]	Source: http://www.mastercard.com/atmlocator/index.jsp

We have entered into a Program Manager Agreement with First Federal Bank of South Dakota (www.Metapay.com) to provide four services: a) it is the issuer of the pre-paid debit cards, b) it is the depository, and responsible for, cardholder funds c) it provides access to various debit/ATM networks such as STAR and Cirrus/Maestro and d) it provides regulatory compliance oversight.

Scoot is focused on three large and rapidly growing markets: 1) sale of prepaid debit cards, 2) card-to-card money transfer services and 3) marketing select products and services to Scoot users via their cell phones.

Prepaid Debit Cards:

The prepaid debit card industry has experienced significant growth in recent years, and is projected to grow over 400% in the next 4 years and reach $4 billion in fees by 2007 according to Aaron McPherson, a leading industry analyst.6  The Scoot system provides a unique and valuable differentiation point for SVC to enter this increasingly crowded market.

The Scoot ATM card provides an essential financial tool for the estimated 56 Million US residents who cannot, or choose not, to get bank accounts (the “unbanked”) or are otherwise credit-challenged (e.g. students, military personnel, moderate to low income, and recent immigrants).7  For many, this is an intentional economic decision to avoid costly bank fees.8  It may also reflect a cultural bias against trusting banks, as up to 50% of all Latin Americans are unbanked.9

We expect that Scoot cards will be sold “wholesale” for between $2.00 to $5.00 each and retail for $9.95. We also charge Scoot cardholders transaction and maintenance fees associated with the use of the Scoot card, including a monthly maintenance fee of $2.95, an ATM withdrawal fee of $1.50, a purchase fee at Point of Sale (POS) of $0.75, and a funds transfer fee of $4.50 to send money from one Scoot cardholder to another. We anticipate delivering the first Scoot cards during the first quarter of 2006.

Card-to-card money transfer services

Total revenue for the money transfer industry is currently estimated between $15 billion and $18 billion, and the demand for person-to-person money transfers is expected to increase steadily in the future.10

We believe that Scoot may capture a portion of this market due to the higher convenience of cell phones and being much lower cost than “Wire Transfers” offered by companies such as Western Union and MoneyGram.

Scoot is more convenient than wire transfers for both the sender, who does not need to go to a wire transfer location, and the recipient, who is notified via cell phone that he can access his funds at an ATM rather than at a wire transfer location. Scoot also provides people without bank accounts (the “unbanked”) a way to store and manage their money including the ability to have their paychecks deposited directly to their Scoot card.

Marketing select products to Scoot users

When a Scoot user requests a balance or receives an alert via SMS, Scoot will include a link to WAP site (or Wireless Application Protocol, a secure specification that allows users to access information instantly via handheld wireless devices such as mobile phones, pagers, two-way radios, smartphones and communicators)We will charge a small fee to display the offer and a transaction surcharge if the user makes a purchase with their Scoot card. We also intend to provide Scoot cardholders access to third party service providers such as insurance, and medical benefits via their cell phones. This feature is currently in development and we expect to roll it out during the first half of 2006.

Scoot Current Development Status

The Scoot system consist of the following four components: a partner bank that issues the cards (First Federal Bank of South Dakota, www.MetaPay.com), a debit card processor (ElectraCard Services “ECS”), a debit network (STAR Inc.) and the Scoot technology and messaging platform developed by SVC.

[6]	Source: www.intelecard.com/features/03features.asp?A_ID=382
[7]	Source: www.forbes.com/business/2005/02/23/0223findsvpunbanked.html
[8]	Source: www.brookings.edu/metro/capitalxchange/article10.htm
[9]	Source: www.thedialogue.org/publications/country_studies/remittances/econ_identity.pdf
[10]	Source: www.adb.org/Documents/Periodicals/Microfinance/finance-200561.pdf

The system is currently operational and in the “beta test” phase. Scoot money transfers have been successfully sent from one phone to another, and cash withdrawn at STAR and Cirrus/Maestro ATMs. We have has secured several “beta clients” who have been issued Scoot cards for testing. The system is expected to be available for general market release in the first quarter of 2006.

Scoot Marketing and Sales

To date we have sold the Scoot system to two customers. We generated $5,000 revenue during the “beta test” phase in FY 2005.We intend to establish Scoot as the low cost, high value market leader in the new emerging space of cell phone money transfer. Our marketing and sales strategy is focused on the 10 million US households that are estimated to be unbanked,11  including migrant workers, recent immigrants, students, travelers and those with a credit history precluding them from opening a checking account.

Scoot also has a specific focus on the Hispanic market. Mexico accounts for 27.7 percent of all immigrants, with 7.9 million immigrants living in United States, more than the number of immigrants from any other part of the world. Immigrants from Mexico, Central and South America, the Caribbean, and East Asia make up the majority of immigrants, with 69 percent of the foreign-born coming from these areas.12

Scoot cards will be sold through a network of independent sales and marketing partners (“master distributors”) such as Merit Financial. Currently, these master distributors represent over a hundred agents covering the major card market areas in the United States.

Master distributors maintain a distribution channel of independent sales agents who sell Scoot cards through retail locations, employers and other affinity groups partners such as community organizations and charities.

We also intend to approach major cell phone carriers such as Verizon(R), Sprint(R), and Cingular(R), to create marketing partnerships in the pre-paid phone market.

Scoot Government Regulation

The prepaid debit card industry is subject to two types of regulations: Federal banking regulations (e.g. Bank Secrecy Act) and the money transfer provisions of the US Patriot Act.

As a provider of technology and program management services, we operate as a sub-agent of banks (including First Federal Bank of South Dakota), who provide compliance oversight and reporting to regulators such as the OCC. Based on the approval of the Scoot program with First Federal Bank, we believe that all of our services are in compliance with all federal regulations. Since we do not take deposits, we are not subject to banking regulations.

Scoot Intellectual Property

Patents

On June 30, 2005 we filed with the United States Patent Office a patent application titled “System and Method For Telephone-Based Payment” was filed with the United States Patent Office (serial number 11/174,136). It is expected that the patent will be granted by June 30, 2006. The application relates to a system and method for carrying out a financial transaction. The system enables the user to carry out a financial transaction between two financial accounts, each of which has associated with it a portion of a telephone number. A transaction request applicable to the first and second financial accounts is received. The transaction request included at least a representation of the first telephone number, a representation of the second telephone number, and a representation of a transaction amount. The transaction request is authenticated using at least a portion of the first telephone number and carried out in response to the authentication.

- Trademarks

During January 2005 a trademark application for “Scoot”, “Mobile Money Card”, “Makes your Money Mobile and More”, and “Mazarin” were filed with the United States Patent and Trademark Office. The application has been assigned serial number 78/585918. It is expected that it will be granted by June 30, 2006.

[11]	Source:www.fdic.gov/regulations/examinations/supervisory/insights/siwin04/latino_mkt.html
[12]	Source: www.cis.org/articles/2001/back101.html

Scoot Competition

Scoot provides a unique service that combines services in three distinct markets:

a)	Prepaid debit cards and financial services for the unbanked;
b)	Money transfer services; and
c)	Marketing select products and services to Scoot users via their cell phones

While each of these markets has several established competitors, to our knowledge no other company is currently offering a product substantially similar to Scoot that combines all three aspects. Each market segment is described below.

- Prepaid Card Industry

Leading competitors in the prepaid debit card space include Green Dot and NetSpend. Scoot enabled cards provide unique features and functions not currently offered by competitors including access to account management and money transfer functions via the cell phone.

- Money Transfer Industry

The money transfer industry is currently dominated by two market leading competitors; Western Union and MoneyGram who controls an estimated 12% and 1% of the global money transfer market respectively.13  We intend to compete in this industry on three key aspects: lower price, better convenience and brand development.

Scoot provides instant money transfer worldwide for a flat rate of $4.50 for sending up to the maximum of $2,500. This is a fraction of the cost of the current market leaders who typically charge a percentage-based fee in addition to a base rate fee of $5 to $10 per transfer.

According to testimony given by Dr. Manuel Orozco, Project Director for Central America for the Inter-American Dialogue, to the US Senate Committee on Banking, Housing, and Urban Affairs (February 28, 2002) the costs for sending $200 from the US to various countries in Latin America ranged from $7 to $26. He noted that since the average household income for Central American and Caribbean families is below $200 a month, the typical cost of sending and receiving remittances amounts to more than an additional month’s income each year.14

Additionally, based on our research with focus groups we believe that the ability to send and receive money via a cell phone will make using Scoot much more convenient for both the sender and recipient than having to go to a wire transfer store location.

We also intend to develop a brand development campaign that will position the Scoot name and logo as a trusted service mark for low cost, secure transfers.

- Cell Phone Based Marketing Industry

Currently the majority of cell phone based purchases have been for ring tones, games and wall paper images. Typically, these purchases are added to the buyer’s monthly cell phone bill. The rapid growth of prepaid cell phones that do not have a monthly bill has created a need for an alternative way to make purchases using the cell phone. Scoot fills this need by linking the user’s cell phone number to their prepaid Scoot debit card. Scoot users can easily make purchases for digital products (e.g. ring tones and games) as well as other products and services (e.g. medical and dental benefits, life insurance, etc.).

Since Scoot is only a payment channel, rather than a vendor for these additional services, it is seen as a channel partner rather than a competitor in this space. Currently there are no leading competitors in the mobile commerce space that have applications similar to Scoot.

Scoot Competitive Risks

Some of the entities listed above have established, and may establish in the future, strategic relationships among themselves or with third parties to increase their ability to address the needs of our current and prospective customers. Through these relationships, or independently, current and potential competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products to both our existing and potential customers. There can be no assurance that we will be able to compete successfully with existing or new competitors many of which have greater financial resources, greater name recognition, more management experience, and longer operating histories than we have.

[13]	Source: http://businessweek.com/magazine/content/05_06/b3919046_mz011.htm
[14]	Source: http://banking.senate.gov/02_02hrg/022802/orozco.htm

Research and Development

We are engaged in research and development efforts to improve and extend the Scoot product. This includes new features and functions, new interfaces, and completely new products to add to the Scoot offering.

Our research and development efforts are currently focused on potential new features that include: the ability to buy prepaid cell phone minutes directly from Scoot (a significant improvement in convenience for users), the ability to receive various third party benefits on a Scoot card (e.g. loyalty points, etc), and the ability to send targeted promotions via SMS to users based on their purchasing habits. We intend to roll out new enhancements from R&D to market as quickly as possible in order to maintain a strategic advantage in the marketplace.

By place-shifting service delivery away from banks, ATMs and check cashing stores, to the user’s cell phone, Scoot offers new cardholders a low cost and highly functional entry point into the mainstream “plastic” economy.  We charge a small fee for every point of sale transaction, for withdrawing money at an ATM, and for transferring money. We also intend to provide additional services such as payday loans and insurance and medical benefits to its cardholders via their cell phones.

Employees

As of December 31, 2005, we had no employees. We have two consultants who provide services as our Chief Executive Officer and Chief Financial Officer. In addition, they perform software development, and marketing and business development. These consultants are paid partly in cash and partly in common stock.

Legal Proceedings

Weinberg & Company, P.A. v. SVC Financial Services, Inc.; Superior Court of California, County of Los Angeles Case No. BC330357

On March 16, 2005, Weinberg & Company, P.A., our former independent auditor (“Weinberg”), filed a lawsuit against us for breach of contract, open book account and quantum merit.  The complaint alleged that Weinberg provided accounting and auditing services for which they claim they were not fully compensated.  The lawsuit sought damages of $57,126 plus interest and attorney’s fees and costs.  We filed a cross-complaint against Weinberg for breach of contract and professional negligence.  The case was settled and partial payment delivered and approximately $20,000 remains due.

Description of Property

Our executive offices are at 235 Montgomery St, San Francisco, California. The space consists of approximately 1,400 square feet. We pay monthly rent in the amount of $3,942. Our lease expires in August 2008.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name	Age	Position With the Company

Robert Gold	54	Chairman of the Board
Christopher Haigh	54	President, Chief Executive Officer and Director
Charles Nuzum	57	Chief Financial Officer
M. Yaqub Mirza	58	Director
Inder Singh	59	Director

Robert Gold has been our Chairman since September 2005. He is a small business entrepreneur, and has been President of Esquire Executive Suites, from 1991 through present, and the Managing member of Radio Call Acquisition, LLC, a paging and answering service.  Mr. Gold holds a BA from the University of California-Berkeley (1973) and an MBA from the University of Southern California (1976). He worked with Price Waterhouse as an auditor for several years before starting his independent business enterprises.

Christopher Haigh has been our President and Chief Executive Officer and a Director since September 2003. He has been the President of the Tyburn Group, which provides strategic marketing and management services to Fortune 1000 companies, since 1986.  Mr. Haigh was VP of Marketing and Sales at Transcom Software and a Vice President at MSH Entertainment from 1996 to 1999.  During 2000, he led marketing initiatives at ePIT systems and Chuckwalla.  He has founded two companies: East End Communications in 1981 and eCurator.com in 1999.  He is a graduate of Oxford University and the Central School of Drama in London.

Charles Nuzum has been our Chief Financial Officer since March 2005. He was Vice President Finance & Administration for Tiburon, Inc. the world leader in public safety and justice information systems from June 2002 to February 2005. From August 1999 to March 2002, he served as CFO of Winebid.com, the world’s leading e-commerce wine auction company. For more than two decades, Mr. Nuzum was Executive Vice President and CFO of Loomis Armored Inc., a provider of ATM cash servicing, armored car and other security services. He also served in other senior executive positions in the U.S. and abroad for Loomis, as well as for SPL Worldgroup and OCS Technologies. Mr. Nuzum, a Certified Public Accountant, earned his BA at the University of Washington at Seattle. A U.S. Army Special Forces veteran in Vietnam, he earned the Bronze Star and the Army Commendation Medal.

M. Yaqub Mirza has been one of our Directors since September 2003. He has served as a director of Linuxworks, Inc. from 1992 to 2004.  Since June 1998, Dr. Mirza has served as President and Chief Executive Officer of Sterling Management Group, a business development and management consulting services company.  Since March 1995, Dr. Mirza has served as President and Chief Executive Officer of MarJac Investments, an international investment firm, and served as it Executive Vice-President from April 1997 to March 1995.  Dr. Mirza also serves as Chairman of the Board of Directors of Jugos Concentrados, a Chilean manufacturer of juice concentrates and as Trustee and Chairman of Amana Mutual Funds Trust.  Dr. Mirza holds a B.S. in Physics and Mathematics, an M.S. in Physics and a Ph.D. in Physics and M.A. in Teaching Science from the University of Texas at Dallas.

Inder Singh has been a Director since September 2003. He is Chairman, CEO and President of LynuxWorks.  Mr. Singh founded and served as Chief Executive Officer of Excelan, a local area network, or LAN, company from May 1982 to April 1985.  In April 1997, Mr. Singh co-founded Kalpana, a Lan switch company.  Mr. Singh currently serves as Chairman and President of the Embedded Linux Consortium.  Mr. Singh holds a B.S. in Electrical Engineering from the Indian Institute of Technology, Delhi, India, an M.S. in Electrical Engineering and Computer Science from Polytechnic Institute of New York and a Ph.D. in computer science from Yale University.

Board and Committee Meetings

During the fiscal year ended September 30, 2005, our Board of Directors held a total of 3 meetings and approved 11 Actions by Written Consent. During that time, no incumbent Director attended fewer than 100% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director).

There are currently no committees of the Board of Directors as the Company does not have sufficient members on the Board that would be classified as independent members. Our management is committed to finding additional appropriate knowledgeable independent Board members to assist in the growth of the Company and sit on various board committees. The functions of the Audit and Compensation Committee are: (i) to recommend the engagement of the Company’s independent auditors and review with them the plan, scope and results of their audit for each year; (ii) to consider and review other matters relating to the financial and accounting affairs of the Company; and (iii) to review and recommend to the Board of Directors all compensation packages, including the number and terms of stock options, offered to officers and executive employees of the Company. The entire Board of Directors of SVC Financial Services, Inc. serves as the Company’s Audit Committee.  As of September 30, 2004, our Board of Directors has designated one audit committee financial expert as that term is defined in Item 401(e)(2) of Regulation S-B.

Compensation of Directors

We have no other material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our Directors or Executive Officers.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons beneficially owning more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. For the fiscal year ended September 30, 2004, based upon a review of Forms 3, 4 and 5, we are not aware of any transactions by persons subject to Section 16(a) that were reported late or not reported at all.

Consulting Agreements with Management

None of our senior management are employed by us. Each individual performs his functions for us as an independent contractor.

We have an agreement with the Tyburn Group to provide Christopher Haigh, an employee of Tyburn Group, as the Chief Executive Officer of the Company.  The contract provides for current compensation of  $150,000 and deferred compensation of $75,000 to Mr. Haigh.  Mr. Haigh deferred $38,250 of his salary for fiscal 2003, $35,700 of his salary for fiscal 2004 and $50,583 of his salary for 2005. Of the total deferred, $50,000 is to be paid in cash in February 2006 and $50,000 was to be paid in common shares in July 2006 and $24,533 in cash in December 2006.

The contract has a term of three years but may be terminated by either party with sixty days notice. Any deferred amounts are payable in either cash, unrestricted common stock of the Company issuable at $.15 per share, or a combination of both. Additionally, we granted Mr. Haigh options for one million shares of the Company at $.05 per share which vest over a period of three years. The terms also entitled Mr. Haigh to performance based bonus compensation of three-million shares upon the completion of certain objectives and the achievement of certain milestones. Mr. Haigh is also entitled to participate in any medical, dental and retirement plans offered to employees. Mr. Haigh has agreed not to compete with the Company for a period of three years after his employment terminates. Mr. Haigh devotes approximately 90% of his time to working for us.

We have an agreement contract with Charles L. Nuzum, our Executive Vice President and Chief Financial Officer. The contract provides for annual compensation of $120,000. The consulting agreement provides that Mr. Nuzum was eligible for a bonus by September 30, 2005 and quarterly thereafter based upon achievement of milestones which include successful completion of the 2003 and 2004 audits, bringing all SEC filings up to date by April 30, 2005, timely filing of SEC quarterly and annual reports, completion of the 2005 audit on a timely basis, and successful registration of securities. Payment of any bonus earned for fiscal 2005 was paid upon completion of the 2005 annual audit. Any quarterly bonuses earned will be paid upon filing of SEC reports for that quarter. The bonus will be payable in the form of options for shares of the company exercisable at $.011 per share, the current market value. Additionally, upon execution of this Agreement, the Company granted to Mr. Nuzum 750,000 options to purchase common stock of the Company at $0.05 per share. These options shall vest over a period of three years from the effective date of this Agreement however shall vest immediately upon termination without cause or change in control of Company. All options shall be exerciseable for 5 (five) years from date earned. Since the compensation does not serve as incentive for performance to occur over a period longer than one fiscal year, the agreement is not considered to be a “long-term incentive plan”. Mr. Nuzum devotes approximately 90% of his time to working for us. Mr. Nuzum will reduce the number of hours he works for us for some period of time and the terms of his agreement are presently under discussion.

EXECUTIVE COMPENSATION

We have an agreement with the Tyburn Group to provide Christopher Haigh, an employee of Tyburn Group, as the Chief Executive Officer of the Company.  The contract provides for current compensation of $150,000 and deferred compensation of $75,000 to Mr. Haigh.  Mr. Haigh also has options for 1,000,000 shares of the Company at an exercise price of $.05 per share and a performance based bonus, with a grant of 3,000,000 options by our Board of Directors.

We have a contract with Charles L. Nuzum as Executive Vice President and Chief Financial Officer of the Company. The contract provides for annual compensation of $120,000, a bonus to be paid in options for common shares exercisable at $.11 per share based upon achievement of certain milestones, as well as options for 750,000 shares of the Company at an exercise price of $.05 per share.

We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company’s Directors or Executive Officers. The Company has no stock option or other long-term compensation program.

During fiscal 2005, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

We have no plans or arrangements in respect of remuneration received or that may be received by Executive Officers of the Company in Fiscal 2005 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Our only written employment agreements are those with the Tyburn Group and Charles L. Nuzum mentioned above.

Other than that disclosed above, no compensation was paid during Fiscal 2005 to any of the officers or directors of the Company to the extent that they were compensated in excess of $60,000.

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation

		Salary	Bonus	Restricted Stock Award(s)
(a)	(b)	($) (c)	($) (d)	($) (f)
Christopher Haigh	2005	225,000	0	288,750
President/CEO/Director	2004	225,000	0	0
	2003	37,500	0	0

*	In accordance with the rules and regulations of the Securities and Exchange Commission, this table omits columns pertaining to compensation that was not awarded

OPTION GRANTS IN FISCAL YEAR 2005

          The following table provides the specified information concerning unexercised options held as of September 30, 2005, by the persons named in the Summary Compensation Table:

			Number of Securities Underlying Options at 9/30/05		Value of Unexercised in the Money Options at 9/30/05
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher Haigh	0	N/A	3,000,000	0	$ 200,000	0

Aggregate Option/SAR Exercises in Fiscal Year Ended September 30,2005 and Option/SAR Values at September 30, 2005
(a)	(d)	(e)
Name	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the Money Options/SARs at FY-End ($)

	Exercisable/Unexercisable	Exercisable/Unexercisable
Christopher Haigh, CEO	2,222,236 / 1,777,764	255,557 / 204,443

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 27, 2006 regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock.

Unless otherwise indicated, the address of each beneficial owner is in care of the Company, 235 Montgomery Street, Suite 956, San Francisco, California 94104. Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

For purposes of this table, a person is deemed to be a beneficial owner of the securities if that person has the right to acquire such securities within 60 days of February 27, 2006 upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options and warrants which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 34,851,984 shares outstanding on October 31, 2005.

NAME	SHARES OWNED	PERCENTAGE
Singh, Inder (1)	8,326,567	23.1%
Denoff, Douglas (2)	4,011,400	11.6%
Mirza, Yaqub (3)	5,369,858	14.3%
Gold, Robert (4)	18,421,166	37.1%
Haigh, Christopher (5)	3,520,374	9.5%
Charles Nuzum (6)	595,959	1.7%
Officers and Directors as a group (7):	36,233,924	63.1%

* Less than 1%.

(1)	Includes 6,943,234 shares beneficially owned, directly and indirectly, and warrants to purchase 1,383,333 shares.
(2)	Includes 4,000,000 shares owned and options to purchase 11,400 shares.
(3)	Includes 2,416,526 shares beneficially owned, directly and indirectly, warrants to purchase 1,753,332 shares, options to purchase 250,000 shares, and debt that is convertible to 950,000 shares.
(4)	Includes 3,363,167 shares beneficially owned, directly and indirectly, warrants to purchase 7,157,999 shares, and debt that is convertible to 7,900,000 shares.
(5)	Includes 1,242,582 shares owned and options to purchase 2,277,792 shares.
(6)	Includes 408,459 shares owned and options to purchase 187,500 shares.

(7)
Each individual is computed based upon the total number of shares of common stock underlying options, warrants and convertible debt held by that person which are exercisable within 60 days of February 27, 2006 and Officers and Directors as a group is computed on the same basis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

Our common stock has been quoted on the OTC Bulletin Board under the symbol “SVCX” since May 17, 2005. Prior thereto our common stock was listed on the Over-the-Counter Pink Sheet.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

Quarter Ended	High	Low
12/31/2005	0.130	0.100
9/30/2005	0.115	0.100
6/30/2005	0.300	0.300
3/31/2005	0.400	0.400
12/31/2004	0.350	0.350
9/30/2004	0.500	0.450
6/30/2004	0.750	0.700
3/31/2004	1.310	1.000
12/31/2003	0.300	0.200
9/30/2003	0.900	0.180

Number of Stockholders

As of February 27, 2006 , there were approximately 215 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders.

				Shares Beneficially Owned After Offering
Selling Shareholder	Number of Shares Issuable Assuming Full Conversion of Notes/Exercise of Warrants (1)	Percent Assuming Full Conversion(2)	Number of Shares Included Herein(3)	Number	Percent

Alpha Capital Aktiengesellschaft (4)	25,452,486	42.4%	31,815,607	-0-	—
Whalehaven Capital Fund Ltd. (5)	25,452,486	42.4%	31,815,607	-0-	—
Philip Benanti (6)	337,500	*	337,500	-0-	—
Edward Fine (6)	337,500	*	337,500	-0-	—
Stuart Fine (6)	337,500	*	337,500	-0-	—
GunnAllen Financial (6)(7)	46,500	*	46,500	-0-	—
Jason Fisher (7)	131,750	*	131,750	-0-	—
Mitchell Fisher (7)	131,750	*	131,750	-0-	—
Michele Markowitz (7)	100,000	*	100.000	-0-	—
Fabio Migliaccio (7)	40,000	*	40,000	-0-	—
Patricia Sorbara (7)	100,000	*	100,000	-0-	—
Anthony St. Clair (7)	337,500	*	337,500	-0-	—
Anthony Varbero (7)	100,000	*	100,000	-0-	—
Total	52,904,972	60.4%	65,631,214	-0-	—

* less than 1%.
(1)
Number of shares includes (i) shares issuable upon conversion of the convertible notes for each selling stockholder, assuming a conversion price of $0.884, which represents 75% of the average of the volume weighted average prices of our common stock for the three trading days prior to date we executed the subscription agreements for the issuance of the convertible notes, and (ii) shares issuable upon exercise of the warrants issued to each selling stockholder.

(2)
Each selling shareholder is limited in its stockownership to 4.99% of our issued and outstanding common stock. The figures set forth in the table represent the number of shares issued to the selling shareholder as a percentage of the total issued and outstanding.

(3)
Number of shares includes shares issuable as interest payments due under the convertible notes assuming that the convertible notes are not converted and remain outstanding for the entire two-year term. In addition, it includes additional shares to be issued based on a good faith estimate of the number of shares issuable upon conversion of the secured convertible notes and exercise of warrants. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to each conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the subscription agreement, we are required to register 175% of the shares issuable to Alpha Capital Aktiengesellschaft and Whalehaven Capital Fund Ltd. upon conversion of the convertible notes and 100% upon exercise of the warrants.

(4)
Represents shares of common stock underlying an aggregate of $750,000 principal amount convertible notes and 16,968,324 shares underlying warrants exercisable at $0.179 per share. Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackermann, who may be deemed the control person of the shares owned Alpha Capital. Rainer Posch, a director, has voting and dispositive power over the shares.

(5)
Represents shares of common stock underlying an aggregate of $750,000 principal amount convertible notes and 16,968,324 shares underlying warrants exercisable at $0.179 per share. Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(6)	Rick Frueh has voting and dispositive power over the shares held by GunnAllen Financial.
(7)
For each person, the shares included herein are issuable upon the exercise of an aggregate of 2,000,000 warrants at $0.179 per share. These warrants were granted to Joseph Stevens & Co., Inc., a registered broker-dealer, as part of its commission in connection with the private placement of the convertible notes and the warrants. Each of these persons, other than GunnAllen Financial, is an affiliate of Joseph Stevens. Pursuant to our agreement with Joseph Stevens, the parties agreed that the securities were to be issued to Joseph Stevens or its designees. Accordingly, the securities were transferred directly from us to the entities and individuals. We have been advised that each of such entities and individuals is an accredited investor who has made the representation it acquired such securities for investment purposes and not with a view to distribution or resale. Therefore, the transfer of securities was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. The shares of common stock underlying the warrants issued to those selling stockholders who received such warrants as part of compensation pursuant to an agreement between us and Joseph Stevens & Co. are restricted in accordance with Rule 2710(g)(I) of the NASD Conduct Rules. Accordingly, those selling stockholders shall not directly or indirectly offer, sell, agree to offer or sell, transfer, assign, pledge, hypothecate or subject to hedging, short sale, derivative, put or call transaction such shares for a period of 180 days after this registration statement is declared effective.

The following is a description of the selling shareholders relationship to us and how each of the selling shareholder acquired the shares to be sold in this offering:

On September 29, 2005 (the “Closing Date”), we entered into a subscription agreement with two accredited investors (the “Purchasers”) for the sale and issuance of our 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The notes may be converted at any time by the holder into shares of our common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of our common stock for the three trading days preceding the date of conversion. We also issued to the Purchasers (i) five-year warrants to purchase 4,242,081 shares of our common stock at $0.179 per share, and (ii) warrants to purchase 4,242,081 of our common stock at $0.179 per share exercisable for a period of one year from the effective date of the registration statement of which this prospectus forms a part. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement of which this prospectus is a part and upon the completion by us of 20,000 money cards and other conditions.

We subsequently met the condition relating to the money cards, as a result of which we agreed to a change in the terms of the transaction by eliminating that condition. In addition, on February 14, 2006, we issued notes and warrants and we received an advance of $200,000 out of the proceeds from the second closing. As a result, upon effectiveness of the registration statement of which this prospectus is a part, the investors are irrevocably bound to purchase the remaining $550,000 in promissory notes.

The investors may exercise the Warrants on a cashless basis if the shares underlying the Warrants are not then registered. In the event of a cashless exercise, we will not receive any proceeds. The investors have agreed to restrict their ability to convert their notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Joseph Stevens acted as the broker in the transaction. The warrants to purchase 2,000,000 shares of our common stock are a part of the commission paid to it.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2003 we sold ninety-five percent (95%) of our wholly owned subsidiary, Contractor’s Directory, Inc. to Packy Plastino, our former CEO, for $5,000 and assumption of all corporate debts related to Contractor’s Directory, Inc.

On January 11, 2005 we entered into a loan agreement and credit facility of $400,000 with Bob Gold, our Chairman, for convertible debentures payable two years after draw-down, bearing 12% interest.  The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share.  These debentures also entitle Mr. Gold to 562,500 shares of restricted common stock as consideration for establishing the credit facility.  As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws that are included as exhibits to Form 10-SB/A that was filed on August 9, 1999. Our authorized capital stock consists of 150,000,000 shares of common stock, no par value. As of September 30, 2005, there were 34,650,954 shares of common stock issued and outstanding.

Common Stock

We are authorized to issue 150,000,000 shares of common stock of which as of September 30, 2005, 34,650,954 shares are issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Warrants

As of September 30, 2005, we had the following warrants outstanding:

Warrants to acquire 60,000 shares that expire in December 2006 and that are currently exercisable at $0.28 per share.

Warrants to acquire 60,000 shares that expire in January 2007 and that are currently exercisable at $0.28 per share.

Warrants to acquire 2,000,000 shares that expire in January 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 200,000 shares that expire in March 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 200,000 shares that expire in July 2008 and that are currently exercisable at $0.01 per share.

Warrants to acquire 3,000,000 shares that expire in May 2007 and that are currently exercisable at $0.15 per share.

Warrants to acquire 100,000 shares that expire in May 2009 and that are currently exercisable at $0.28 per share.

Warrants to acquire 750,000 shares that expire in November 2007 and that are currently exercisable at $0.15 per share.

Warrants to acquire 400,000 shares that expire in March 2008 and that are currently exercisable at $0.10 per share.

Warrants to acquire 2,562,499 shares that expire in August 2008 and that are currently exercisable at $0.15 per share.

Warrants to acquire 25,000 shares that expire in November 2008 and that are currently exercisable at $0.05 per share.

Warrants to acquire 1,010,002 shares that expire in November 2008 and that are currently exercisable at $0.15 per share.

Warrants to acquire 900,000 shares that expire in May 2009 and that are currently exercisable at $0.15 per share.

Warrants to acquire 109,999 shares that expire in February 2009 and that are currently exercisable at $0.15 per share.

Warrants to acquire 1,000,000 shares that expire in April 2007 and that are currently exercisable at $0.375 per share.

Warrants to acquire 333,000 shares that expire in July 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 166,666 shares that expire in August 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 249,999 shares that expire in September 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 83,333 shares that expire in October 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 166,666 shares that expire in November 2007 and that are currently exercisable at $0.30 per share.

Warrants to acquire 40,000 shares that expire in February 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 76,080 shares that expire in March 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 207,400 shares that expire in April 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 1,286,567 shares that expire in June 2015 and that are currently exercisable at $0.23 per share.

Warrants to acquire 75,100 shares that expire in June 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 500,000 shares that expire in July 2008 and that are currently exercisable at $0.35 per share.

Warrants to acquire 36,785 shares that expire in July 2007 and that are currently exercisable at $0.75 per share.

Warrants to acquire 12,296 shares that expire in August 2007 and that are currently exercisable at $0.185 per share.

Warrants to acquire 24,046 shares that expire in September 2007 and that are currently exercisable at $0.185 per share.

Warrants to acquire 8,484,163 shares that expire in September 2010 and that are currently exercisable at $0.179 per share.

Warrants to acquire 8,484,163 shares that expire in December 2006 and that are currently exercisable at $0.179 per shares.

Warrants to acquire 2,000,000 shares that expire September 2010 and that are currently exercisable at $0.179.

Warrants to acquire 8,484,162 shares that expire September 2010 and that are currently exercisable at 0.179.

Warrants to acquire 8,484,162 shares that expire one year after the effective date of the registration of which this prospectus forms a part and that are currently exercisable at 0.179.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. If the shares are transferred by a selling shareholder to any successor in interest, we will file a prospectus supplement to name such successor. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer the common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The Company’s balance sheets as of September 30, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended included in this Prospectus have been audited by Pohl, McNabola, Berg & Company, LLP, Certified Public Accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 . Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Section 7-109-102 of the Colorado Business Corporations Act (the “Colorado Act”) a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation’s Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation’s Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.
A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us due to a breach of a fiduciary duty by one of our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officers as to which indemnification is being sought.

SVC Financial Services, Inc., and Subsidiary
(A Development-Stage Enterprise)

Consolidated Financial Statements

TABLE OF CONTENTS

Year Ended September 30, 2005

Report of Independent Registered Public Accounting Firm

To the Stockholders

SVC Financial Services, Inc. and Subsidiary

San Francisco, California

We have audited the accompanying consolidated balance sheet of SVC Financial Services, Inc. and subsidiary (“SVC”) as of September 30, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for years ended September 30, 2005, 2004 and for the period starting January 1, 2002 and ending September 30, 2005.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We did not audit the consolidated financial statements of SVC (f/k/a PocketPass.com, Inc.) from inception on August 23, 1999 through December 31, 2001.  The consolidated financial statements as of December 31, 2001 and for the period from inception on August 23, 1999 through December 31, 2001, were audited by other auditors whose reports reflected a net loss of $1,654,526 of the total net loss from inception.  Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SVC Financial Services, Inc. as of September 30, 2005 and the consolidated results of their operations and their consolidated cash flows for each of the years ended September 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the accompanying consolidated financial statements, for the year ended September 30, 2005 the Company experienced a net loss from operations of $3,053,695 and as of September 30, 2005, the Company had a negative working capital deficit of $4,008,789 and had a negative stockholders’ deficit of $4,922,658.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also discussed in Note 1.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pohl, McNabola, Berg & Company, LLP
Pohl, McNabola, Berg & Company, LLP

San Francisco, California
October 18, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Pocketpass.com, Inc. and Subsidiary

We have audited the consolidated statements of operations, stockholders’ deficit and cash flows for the period from inception (August 23, 1999) to December 31, 2001 (not presented separately herein) of Pocketpass.com, Inc. and subsidiary (a development stage enterprise). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Pocketpass.com, Inc. referred to above present fairly, in all material respects, the results of its operations and its cash flows for the period from inception (August 23, 1999) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements (not presented separately herein), the Company has incurred losses from operations since inception. In addition, current liabilities exceed its total current assets by $859,860 at December 31, 2001. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the consolidated financial statements. The consolidated financial statements (not presented separately herein) do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Perry-Smith, LLP
Perry-Smith, LLP

Sacramento, California
November 7, 2002

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEET
September 30, 2005

ASSETS
Current Assets
Cash	$568,885
Prepaid expense and other	60,672
Total Current Assets	629,557

Property and Equipment
Cost	107,472
Accumulated Depreciation	(86,752)
Net	20,720

Other Assets
Deferred Financing Fees - non current portion	52,806
Total Other Assets	52,806

Total Assets	$703,083
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts Payable and accrued liabilities	$633,128
Accrued Interest on related party notes	225,719
Notes Payable to related parties	870,500
Derivative Liability	2,715,882
Deferred compensation	193,117
Total Current Liabilities	4,638,346

Long Term Liabilities
Convertible Notes Payable, net of unamortized discount of $750,000	—
Notes Payable to related parties	935,000
Accrued Interest on related party notes	52,395
Total Long Term Liabilities	987,395

Total Liabilities	5,625,741

Commitments and Contingencies	—

Stockholders’ Deficiency:
Common Stock, no par value, 150,000,000 and 50,000,000 shares authorized, 34,650, shares issued and outstanding	7,650,091
Common Stock Issuable, 115,351 shares	39,291
Deficit Accumulated During the Development Stage	(12,612,040)
Total Stockholders’ Deficiency	(4,922,658)

Total Liabilities and Stockholders’ Deficiency	$703,083
The accompanying notes are an integral part of these consolidated financial statements

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2005 and 2004, and
For the Period from Inception (August 23, 1999) to September 30, 2005
			Inception

	Years Ended September 30,		(August 23, 1999) to September 30,
	2005	2004	2005

Revenue	$11,224	$11,258	$72,484
Cost of Goods Sold	250	136	37,690
Gross Profit	10,974	11,122	34,794

Operating Expenses:
Salaries	447,971	306,333	1,489,897
Stock Based Compensation	935,303	627,171	1,562,474
Professional Fees	1,165,209	734,873	2,587,177
Facilities	73,054	35,261	316,463
Marketing	103,059	64,200	205,907
Administrative Expense	331,860	71,345	882,022
Depreciation	8,213	1,249	77,812
Total Operating Expenses	3,064,669	1,840,432	7,121,752

Loss from operations	(3,053,695)	(1,829,310)	(7,086,958)

Other (Income) Expense:
Interest Expense	908,292	1,444,052	2,757,313
Beneficial conversion expense on debt	875,894	199,227	1,075,121
Non cash financing charge	1,715,882	—	1,715,882
Financing fees	34,490	1,000	85,665
Gain on Extinguishment of Debt	—	(26,666)	(76,755)
Interest Income	—	—	(5,130)
Total Other (Income) Expense	3,534,558	1,617,613	5,552,096

Net loss before minority interest in net loss of subsidiary	$(6,588,253)	$(3,446,923)	$(12,639,054)

Minority interest in net loss of subsidiary	—	—	27,014

Net Loss	$(6,588,253)	$(3,446,923)	$(12,612,040)

Basic and diluted loss per common share	$(0.20)	$(0.13)	$(0.41)

Weighted Average Shares Outstanding, basic and diluted	32,393,290	27,352,608	31,032,050

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2005 and 2004 and
For the Period from Inception (August 23, 1999) to September 30, 2005

			Inception
	Years Ended September 30,		(August 23, 1999) to
	2005	2004	September 30, 2005

Cash flows from operating activities:
Net Loss	$(6,588,253)	$(3,446,923)	$(12,612,040)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & Amortization	8,213	1,249	86,752
Bad debt expense	—	5,000	5,000
Warrant valuation & Amortization	2,880,675	1,581,749	4,481,335
Issuance of common stock for services	—	675,173	685,754
Common stock issuable for services	342,491	—	382,491
Common stock issuable for performance based compensation and deferred salary	103,458	—	103,458
Common stock options vesting expense	679,169	—	679,169
Write-off software under development	100,000	—	100,000
Loss on disposal of fixed assets	—	—	10,712
Beneficial conversion feature expense	875,894	—	875,894
Gain on extinguishment of debt	—	(26,666)	(50,089)
Changes in operating assets and liabilities:
(Increase) Decrease in Prepaid expenses and other	(6,574)	(1,292)	(7,866)
Increase in Accrued interest payable	131,877	60,972	439,379
Increase in Accounts payable & Accrued Liabilities	241,736	559,476	944,366
Net cash used in operating activities	(1,231,314)	(591,262)	(3,875,685)

Cash flows from investing activities:
Software under development	—	(90,000)	(100,000)
Purchase of fixed assets	(19,709)	(10,473)	(118,184)
Net cash used in investing activities	(19,709)	(100,473)	(218,184)

Cash flows from financing activities:
Borrowings on related party notes payable	945,500	269,500	2,468,500
Borrowings on convertible debt - net of costs	644,388	—	644,388
Proceeds from issuance of common stock net of issuance costs	201,982	390,714	1,484,916
Common Stock Issuable	—	—	64,950
Net cash provided by financing activities	1,791,870	660,214	4,662,754

Increase (Decrease) in cash	540,847	(31,521)	568,885

Cash at beginning of period	28,038	59,559	—

Cash at end of period	$568,885	$28,038	$568,885

NON CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock for services	$—	$675,173	$685,754
Common stock issuable for services	$342,491	$—	$382,491
Common stock issuable for performance based compensation and deferred salary	$103,458	$—	$103,458
Common stock issuable in settlement of accounts payable	$30,555	$438,986	$493,063
Common stock issuable in settlement of accrued interest	$—	$161,265	$161,265
Issuance of common shares in redemption of debt	$—	$623,500	$623,500
Value of warrants	$2,880,675	$1,382,522	$4,263,197
Value of beneficial debt conversion feature	$875,894	$199,227	$1,075,121
Assumption of liabilities in connection with merger	$—	$171,583	$171,583
The accompanying notes are an integral part of these consolidated financial statements.

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the Period From Inception (August 23, 1999) to September 30, 2005 and 2004

	Shares	Amount	Common Stock Issuable	Accumulated Deficiency	Total Shareholders’ Equity (Deficiency)

Common Stock issued	13,639,236	$718,432			$718,432

Net loss for the year ended September 30, 1999				$(113,449)	(113,449)

Balance at September 30, 1999	13,639,236	718,432		(113,449)	604,983

Common Stock issued	2,299,015	184,538			184,538
Net loss for the year ended September 30, 2000				(1,014,258)	(1,014,258)

Balance at September 30, 2000	15,938,251	902,970		(1,127,707)	(224,737)

Common Stock issued	141,128	377,124			377,124
Net loss for the year ended September 30, 2001				(376,762)	(376,762)

Balance at September 30, 2001	16,079,379	1,280,094		(1,504,469)	(224,375)

Net loss for the year ended September 30, 2002				(532,793)	(532,793)
Common Stock issued for services	13,365	8,093			8,093
Equity adjustment from disposal of subsidiary				27,015	27,015

Balance at September 30, 2002	16,092,744	1,288,187		(2,010,247)	(722,060)

Net loss for the year ended September 30, 2003				(566,617)	(566,617)

Balance at September 30, 2003	16,092,744	1,288,187	—	(2,576,864)	(1,288,677)

Net Loss - Year ended September 30, 2004				(3,446,923)	(3,446,923)
Reverse Merger adjustment	1,989,251	(171,583)			(171,583)
Common Stock issued for services	651,734	374,881			374,881
Stock Based compensation	388,890	186,667			186,667
Black Scholes valuation of warrants		1,245,575			1,245,575
Issuance costs		(58,600)			(58,600)
Common Stock issued included in Common Stock Issuable at September 30, 2003	4,000,000	200,000			200,000
Common Stock issued in settlement of debt and accrued interest	5,178,427	802,764			802,764
Common Stock issued for cash	1,010,667	295,000			295,000
Common Stock issued in settlement of accounts payable	1,313,928	184,100			184,100
Warrants exercised in settlement of accounts payable	40,000	20,000			20,000
Warrants exercised for cash	100,000	51,000			51,000
Value of warrants issued for debt extension		328,012			328,012
Value of beneficial debt conversion feature		199,227			199,227
Common Stock Issuable			104,311		104,311

Balance at September 30, 2004	30,765,641	$4,945,230	104,311	$(6,023,787)	$(974,246)

Net Loss - Year ended September 30, 2005				$(6,588,253)	(6,588,253)
Common Stock issued for cash	975,768	201,982			201,982
Restricted common shares issued for establishment of credit facility	696,093	151,876			151,876
Common Stock issued for services	987,045	216,851			216,851
Issuance costs	265,515	—			—
Value of beneficial conversion feature of convertible debt	—	625,894			625,894
Black Scholes valuation of warrants	—	620,006			620,006
Stock Based compensation	678,610	103,458			103,458
Vesting of common stock options	—	679,169			679,169
Correction to debt conversion to equity in prior period	14,486	—			—
Common Shares issued from Common Stock Issuable	241,457	65,625	(65,625)		—
Reclassification to accrued liabilities		40,000	(29,950)		10,050
Adjustment to shares exchanged during merger	26,339	—
Common Shares to be issued in settlement of accounts payable			30,555		30,555
Balance at September 30, 2005	34,650,954	$7,650,091	39,291	$(12,612,040)	$(4,922,658)
The accompanying notes are an integral part of these consolidated financial statements.

  SVC Financial Services, Inc. and Subsidiary
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
1. Nature of Operations

SVC Financial Services, Inc.   (the “SVC” or “the Company”), formerly Secure Sign, Inc., was incorporated on July 14, 1995 under the laws of the state of Colorado. SVC is a software and intellectual property enterprise with products, which provides a platform for transaction management. The Company provides integrated financial transaction management services and value-added software for accelerating sales. SVC has developed Scoot, a revolutionary Mobile ATM Money Card allowing anyone with a cell phone to store, send, receive and transact funds anywhere in the world. Scoot(TM) Mobile Money is a low cost, global approach to supporting the large and growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. SVC has also pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform that provides rapid application delivery for any size organization.  SVC enables its customers to deliver smart applications that inspire consumers to make immediate, informed decisions.  SVC solutions have a broad range of applicability and provide value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas.  Since inception, the Company has devoted substantially all of its efforts to activities such as financial planning, capital raising and product development and has not recorded any significant revenue.  Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development State Enterprises.”

History

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock. The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and Pocketpass.com’s basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

Secure Sign, Inc. purchased Contractor’s Directory, Inc., on April 17, 1999 in a stock for stock transaction exchange. In September 2003 Secure Sign, Inc., sold ninety-five percent (95%) of its wholly owned subsidiary, Contractor’s Directory, Inc. to the former CEO of the Company for $5,000 and assumption of all corporate debts related to Contractor’s Directory, Inc.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue, has experienced net operating losses of $12,612,040 since inception, had a net loss of $6,588,253 and a negative cash flow from operations of $1,231,314 for the year ended September 30, 2005 , and has working capital and stockholder’s deficiencies of $4,008,789 and $4,922,658, respectively, as of September 30, 2005 . These factors raise substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.  The Company has developed new products, has developed a sales team and is vigorously pursuing new business.  On September 29, 2005, management raised additional capital of $750,000 through the issuance of convertible debt. Additionally, the Company has an agreement with investors whereby it would receive an additional $750,000 in debt financing if it meets certain objectives.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of SVC Financial Services, Inc. , and its wholly owned subsidiary, PocketPass.com, Inc. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenues from contracts in which the Company provides consulting services as the services are performed. The contractual terms of the agreements dictate the recognition of revenue by the Company. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”).

SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting. EITF 00-21 became effective for revenue arrangements entered into in periods beginning after June 15, 2003. For revenue arrangements occurring on or after August 1, 2003, the Company revised its revenue recognition policy to comply with the provisions of EITF 00-21.

Amounts collected prior to satisfying the above revenue recognition criteria are included in deferred revenue and advance payments in the accompanying consolidated balance sheets. The Company received no such payments as of September 30, 2005.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The company had cash and cash equivalents of $568,885 which is $468,885 in excess of the federally insured limits of $100,000.

Concentrations of Risk

Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 2005 and 2004 the Company had approximately $468,885 and none, respectively, in excess of FDIC insured limits. The Company has not experienced any losses in such accounts. Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management’s evaluation of existing economic conditions.

Advertising

Advertising costs are expensed in the year incurred.  Advertising costs for the years ended September 30, 2005 and 2004 were $6,904 and none, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the years ended September 30, 2005 and 2004.

Fixed Assets

Property and equipment were stated at cost less accumulated depreciation and amortization.  Expenditures for major additions and improvements of $1,000 or greater were capitalized, and minor replacements, maintenance and repairs were charged to expense as incurred.  Whenever an asset is retired or disposed of, its cost and accumulated depreciation or amortization is removed from the respective accounts and the resulting gain or loss is credited or charged to income.

Depreciation is computed using the straight-line and declining-balance methods over the following estimated useful lives:

Computers and software	3 years

Furniture and Fixtures	5 to 7 years

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company has determined that it has only one operating segment.

Earnings (Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings (loss) per share and diluted earnings per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities, which are convertible into 57,372,541 shares of common stock, were not included in the calculation of loss per share for the years ended September 30, 2005 and 2004 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive.  Accordingly, basic and diluted loss per share are the same for the years ended September 30, 2005 and 2004.

Income Taxes

Income taxes are provided based on the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”.. Under the asset and liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

Capitalized Software Costs

The Company accounts for the development cost of software in accordance with Statement of Financial Accounting Standards No. 86 “Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company’s software has completed system testing and has been determined viable for its intended use. The time between the attainment of technological feasibility and completion of software development has been short with immaterial amounts of development costs incurred during this period. Accordingly, the Company did not capitalize any development costs in 2005 or 2004.

The Company has adopted SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” The Company capitalizes software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software provided that capitalized amounts will be realized over a period not exceeding five years. Costs incurred prior to the establishment of technological feasibility are charged to general and administrative expense. As a result, the Company has no capitalized software costs at September 30, 2005 .

Disclosures about Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments, which include accounts receivable, due from related parties, accounts payable, notes payable and accrued expenses approximate their fair values at September 30, 2005 and 2004.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples of estimates include the useful lives of fixed assets based upon historical experience, accruals for invoices not received before final close of the period based upon detailed review of purchase orders and expenditures and the commonly accepted Black Scholes method to measure the value of warrants and options. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. Variances of estimates from actual results have been minimal and immaterial on a historical basis with the possible exception of the Black Scholes valuation of warrants, the accuracy of which has been a subject of much public debate. Actual results could differ from those estimates. Future estimates and assumptions will be based upon information available to us at the time of the estimate.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board (“APB”) Opinion No. 25, Financial Interpretation No. 44, and SFAS 123, “Accounting for Stock-Based Compensation.”  For the years ended September 30, 2005 and 2004, the Company has not changed to the fair value method and continued to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.  All non-employee stock option and warrant grants are accounted for under the fair value method. As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The FASB issued SFAS No.148, “Accounting for Stock-Based Compensation - Transition and Disclosure.”  This statement amends SFAS No.123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation.  Pursuant to SFAS No.123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.

During the years ended September 30, 2005 and 2004, the Company did not issue any stock based compensation to employees.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) released a revision to Statement of Financial Accounting Standard (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“FAS 123R”).  FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method.  We adopted FAS 123R effective with the year ended September 30, 2005.  With the adoption of this new statement, we will have to recognize substantially more compensation expense.  This may have a material adverse impact on our financial position and results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29”, which amends Opinion 29 by eliminating the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for fiscal years beginning after June 15, 2005, and implementation is done prospectively.  Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.  SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change.  Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.  SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.  SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued.  Management does not expect the implementation of this new standard to have a material impact on the Company’s financial position, results of operations and cash flows.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations.  It also provides the SEC staff’s views regarding valuation of share-based payment arrangements.  In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.  Management is currently evaluating the impact SAB 107 will have on the Company’s consolidated financial statements.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”). EITF 04-08 reflects the Task Force’s tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. The consensus reached by the Task Force in this Issue is effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding. The implementation of this new standard did not have a material impact on the computation of diluted earnings per share.

3. Property and Equipment

Property and equipment consist of the following:

2005
Computer equipment	$59,741
Furniture and fixtures	36,195
Software	11,536

107,472

Less accumulated depreciation and amortization	(86,752)
$20,720

Depreciation expense for the years ended September 30, 2005 and 2004 was approximately $8,213, and $1,249, respectively.

The Company capitalizes software acquired through technology purchases if the related software under development has reached technological feasibility or if there are alternative future uses for the software.  As a result, the Company had capitalized software costs at September 30, 2004 of $100,000. These amounts were installment payments made to a third party vendor. A working model of the software was completed and delivered to be put into service, therefore, under paragraph 4.b.(1) of Statement of Financial Accounting Standards No. 86 Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed , the installment payments were capitalized. Due to rapid changes in technology, the software quickly became obsolete and was written off during the quarter ended March 31, 2005. The Company’s initial market strategy was to select an application authoring platform that could be used by SVC and its customers to rapidly deploy email-based multimedia presentations of products and services. The approach is marketed under the product name of Mazarin Media Platform (aka Mazarin). A product was selected for its menu driven approach to building dynamic rich media presentations that could be received by the target audiences via email solicitations. In 2005, the Company discovered that the product was difficult to work with for the end users. Also, the fact that this products applications required the end recipient to download a runtime software component became a significant barrier.. Additionally, the internet market shifted due to virus attacks, use of firewalls, and other such items, that made it unacceptable for recipient of solicitations based upon this product to download the required runtime components. The Company reviewed numerous other platforms , and selected OpenLaszlo, based on an IBM open source solution, for Mazarin. OpenLaszlo has proven to be acceptable in the market since all applications developed using this solution can be received by anyone that can display a browser (Mac, PC, UNIX).

4. Equity

Amendment to Articles of Incorporation.

In September 2005 at the annual shareholders’ meeting, the shareholders of the Company approved an amendment to the Company’s Articles of Incorporation, which increased the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares. There were 34,650,954 and 30,765,641 shares of common stock, which has no par value, issued and outstanding at September 30, 2005 and 2004, respectively. Holders of Common Stock are entitled to one vote for each share held.

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock and changed its name to SVC Financial Services, Inc.  The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer.  Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger.  The retained earnings of the accounting acquirer have been carried forward after the acquisition and PocketPass.com’s basis of its assets and liabilities were carried over in the recapitalization.  Operations prior to the business combination are those of the accounting acquirer.

Significant Transactions during the year ended September 30, 2005

During October and November 2004, 176,667 shares were issued for $55,000 in cash utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

In December 2004, 526,500 restricted shares were issued for $112,500 in cash utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended December 31, 2004, 123,829 shares worth $47,499 were issued to contractors and vendors in settlement of services rendered.  Also 83,335 of options valued at $40,000 vested utilizing the Rule 4(2) exemption.  All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended March 31, 2005:

-	116,080 shares were issued for $29,020 in cash.
-	63,281 restricted shares valued at $26,236 were issued for establishment of a credit facility.
-	141,754 shares worth $ 49,265 were issued to contractors and vendors in settlement of services rendered.
-	1,067,500 shares valued at $290,125 were issued for stock based compensation.
-	All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended June 30, 2005:

-	283,000 shares were issued for $66,995 in cash.
-	35,156 restricted shares valued at $7,163 were issued for establishment of a credit facility.
-	98,930 shares worth $ 29,758 were issued to contractors and vendors in settlement of services rendered.
-	275,000 shares valued at $46,750 were issued for investor relations services.
-	72,796 shares valued at $12,375 were issued in settlement of issuance costs.
-	All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.
During the three months ended September 30, 2005:

-	400,021 shares were issued for $50,967 in cash.
-	35,156 restricted shares valued at $5,977 were issued for establishment of a credit facility.
-	294,139 shares worth $38.979 were issued to contractors and vendors in settlement of services rendered.
-	40,000 shares valued at $4,600 were issued for fund raising activities.
-	192,719 shares issued valued at $25,063 were treated as issuance costs
-	All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During October 2004 the company sold convertible debentures totaling $15,000 at 8% interest due March 31, 2006.  This debt was convertible to common shares at $.30 per share for a period of 180 days.  Warrants totaling 16,666 exercisable at $.30 per share for 3 years were also issued with this debt. All investors in these transactions were accredited with access to sufficient corporate information.

During November 2004 the company sold convertible debentures totaling $50,000 at 8% interest due November 15, 2006.  This debt was convertible to common shares at $.30 per share for a period of 180 days.  Warrants totaling 166,666 exercisable at $.30 per share for 3 years were also issued with this debt. All investors in these transactions were accredited with access to sufficient corporate information.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ratio of $.10 per share.  These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility.  As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down. The investor in this transaction was accredited with access to sufficient corporate information.

On March 2, 2005 the Company concluded loan agreements and credit facilities with existing accredited investors totaling $45,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  These credit lines were subsequently increased to $95,000, in total, which was entirely drawn down by September 30, 2005. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ratio of $.10 per share.  These debentures also entitle the investors to a total of 133,593 shares of restricted common stock as consideration for establishing the credit facilities.   The investor in this transaction was accredited with access to sufficient corporate information.

During the year ended September 30, 2005, the Company recorded a charge for $679,169 as a result of 1,979,173 options becoming vested.

The common stock issuable of $39,291 at September 30, 2005 consists of: $4,500 of cash received in anticipation of issuing 18,000 shares of common stock; $4,236 for services rendered in anticipation of issuing 16,944 shares of common stock, and $30,555 for services rendered in anticipation of issuing 80,407 shares of common stock. The Common Stock Issuable consists of settlement of liabilities denominated in shares already and that cannot be settled in cash. The number of shares has already been determined therefore this is an equity account, not a debt account.

The results for the year ended September 30, 2005 include $908,292 of interest expense representing $132,135 in interest expense on debt, $624,281 for the value of warrants related to debt, and $151,876 for the value of shares granted in consideration of credit facilities.

The results for the year ended September 30, 2005 include $875,894 for the value of beneficial conversion features on debt. The value of the warrants and beneficial conversion features of debt were calculated using the Black-Scholes method.  The value of warrants associated with the debt is being amortized over the life of the warrants.  The beneficial conversion feature was all expensed since the debt was convertible at any time.

5. Other Stock-Related Information

The Company grants stock options to consultants and warrants to investors.  The fair value of each stock option and warrant is estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for both 2005 and 2004:  risk-free interest rate of 3%; expected dividend yield of 0%; expected volatility of approximately 434% in 2005 and 419% in 2004 and expected lives of approximately 3 years to ten years.

The cost of stock options is recognized on a straight-line basis over its vesting period.

	Number of Options & Warrants	Weighted average exercise price	Average Market Price

Balance outstanding at September 30, 2001	5,570,000	$0.02	$0.25
Granted	3,288,900	0.16	0.22
Exercised	—
Expired	—
Balance outstanding at September 30, 2002	8,858,900	0.07	0.24
Granted	5,547,499	0.12	0.52
Exercised	—
Expired	(1,020,000)	(0.01
Balance outstanding at September 30, 2003	13,386,399	0.10	0.37
Granted	7,280,666	0.49	0.66
Exercised	(200,000)	0.84	0.86
Expired	(2,005,000)	(0.04
Balance outstanding at September 30, 2004	18,462,065	0.26	0.50
Granted	24,993,265	0.03	0.14
Exercised	—		—
Expired	(3,452,666)	(0.72
Balance outstanding at September 30, 2005	40,002,664	$0.17	$0.31

Summarized information about stock options and warrants outstanding as of September 30, 2005 is as follows:

	Options & Warrants Outstanding			Options & Warrants Exercisable
Exercise Price Range	Number	Weighted average exercise price	Average Remaining Life (years)	Number	Weighted average exercise price

$.01 - $.10	9,825,000	$0.06	3.08	7,443,069	$0.05
$.15	8,370,000	0.15	2.75	8,370,000	0.15
0.185	17,004,668	0.19	2.09	17,004,668	0.19
$.23 - .375	4,367,631	0.31	2.74	4,367,631	0.31
$.75	435,365	0.75	1.53	435,365	0.75
	40,002,664	$0.17	2.54	37,620,733	$0.17

Summarized information about stock options and warrants outstanding as of September 30, 2004 is as follows:

	Options & Warrants Outstanding			Options & Warrants Exercisable
Exercise Price Range	Number	Weighted average exercise price	Average Remaining Life (years)	Number	Weighted average exercise price

$.01 - $.10	4,825,000	$0.03	3.76	4,213,896	$0.03
$.15	8,370,000	0.15	4.01	8,370,000	0.15
$.28 - $.50	3,003,065	0.39	4.27	3,003,065	0.39
$.75	1,132,000	0.75	2.64	1,132,000	0.75
$1.00	1,132,000	1.00	0.90	1,132,000	1.00
	18,462,065	$0.26	2.88	17,850,961	$0.26

6. Income Taxes

The tax effects of the primary temporary differences giving rise to the Company’s net deferred tax assets and liabilities at September 30, 2005 and 2004 are summarized as follows:

		2005

Deferred Tax Asset	State	Federal	Total
Accrued expenses and deferred compensation	$19,133	$73,587	$92,720
NOL Carryforward	388,599	2,059,149	2,447,748
Total	407,732	2,132,736	2,540,468
Less valuation allowance	(407,732)	(2,132,736)	(2,540,468)
Net Deferred Tax Asset	$—	$—	$—

		2004

Deferred Tax Asset	State	Federal	Total
Accrued expenses and deferred compensation	$8,571	$32,967	$41,538
NOL Carryforward	217,181	960,315	1,177,496
Total	225,752	993,282	1,219,034
Less valuation allowance	(225,752)	(993,282)	(1,219,034)
Net Deferred Tax Asset	$—	$—	$—

The Company, based upon its history of losses during its development stage and management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

The Company has available federal net operating loss carry forwards of $7,554,914 which expire at various dates through the year 2025.  The Company has available state net operating loss carry forwards of $4,395,917, which expire at various dates through the year 2015.

The difference between the statutory tax rate and Company’s effective tax rate is summarized as follows:

	Years ended September 30,

	2005	2004

Statutory federal income tax rate	(34.00)%	(34.00)%
State income taxes, net of Federal benefit	(8.84)%	(8.84)%

Change in valuation allowance	42.84%	42.84%

Tax	0.00%	0.00%

The valuation allowance increased by $1,321,433 and $740,850 during the years ended September 30, 2005 and 2004, respectively.  The deferred income tax benefit of the loss carryforward is the only significant deferred income tax asset or liability of the Company and has been offset by a valuation allowance since management does not believe the recoverability of this deferred tax asset during the next fiscal year is more likely than not.  Accordingly, a deferred income tax benefit for the year ended September 30. 2005 has not been recognized in these financial statements.

7. Transactions with Shareholders and Directors

A major shareholder provided legal services to the Company.  The charges for such legal services amounted to approximately $71,000 and $152,000 for the years ended September 30, 2005 and 2004, respectively. Approximately $120,000 was due this shareholder at September 30, 2005 of which $80,000 will be paid in shares.

Two directors provided marketing and business consulting services to the Company.  The charges for such marketing and business consulting services amounted to $10,500 and $57,200 for the year ended September 30, 2005 and 2004 respectively.  Amounts due these directors amounted to $7,300 and $49,200 at September 30, 2005 and 2004, respectively and are included in accounts payable and accrued expenses.

8.  Commitments

On February 28, 2004, the Company entered into an operating lease for its office space in San Francisco expiring in February 28, 2006 which was amended in July 2004 and February 2005 to increase the leased space to approximately 1,400 square feet and extend the term to August 31, 2008.  Increases in rent are tied to the inflation rate therefore there is no need for deferred rent. The lease requires minimum lease payments as follows:

Years ending September 30,

2006	$45,455
2007	46,225
2008	43,323

Future minimum lease payments	$135,003

9. Notes Payable - Related Parties

Notes payable to related parties are due to five principal shareholders or to entities controlled by the principal shareholders.   The notes payable to related parties consist of the following at September 30:

2005

8% per annum promissory notes due and payable on March 31, 2006. The notes are secured by substantially all of the assets of the Company.	$415,500

10% per annum convertible promissory note due and payable on March 31, 2006. This note is secured by substantially all of the assets of the Company.	450,000

8% per annum promissory notes due and payable in November 15, 2006. The notes are secured by substantially all of the assets of the Company.	50,000

8% per annum promissory note due and payable on March 31, 2006 to Chris Dieterich	5,000

12% per annum convertible promissory notes comprising a line of credit. Notes are due and payable on various dates from December 7, 2006 through September 28, 2007. Principal and interest may be converted to common shares at $.10 per share.	885,000

Note due Lichter Weil	—
1,805,500

Less current portion	(870,500)

$935,000

Maturities of Notes Payable - Related Parties are as follows:

Year Ending September 30	Amount
2006	$870,500
2007	935,000
$1,805,500

$175,500 of 8% promissory notes were assumed with the PocketPass acquisition. On July 16, 2004, the Company concluded a placement with existing accredited investors of $150,000 of 8% convertible debentures. The conversion feature, which has since expired, was into common stock of the Company, at the election of the holders, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share.  These debentures also entitled the investors to warrants to purchase an additional 500,000 shares of the Company’s common stock at an exercise price of $0.30 per share, for a total of $150,000.  The warrants have an exercise period of three years. During September 2004 the company sold convertible debentures totaling $75,000 at 8% interest originally due March 21, 2005.  This debt was convertible to common shares at $.30 per share for a period of 180 days, which conversion feature has expired.  Warrants totaling 250,000 exercisable at $.30 per share for 3 years were also issued with this debt

$450,000 of 10% promissory notes were assumed with the PocketPass acquisition. On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005.  The principal and any unpaid interest could be converted, at the holder’s option, into common stock of the Company on a basis of $0.75 per share.  Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years.  If the exercise is “cashless”, then the exercise price will be $0.60 per share.  If actual cash is paid upon exercise, then the exercise price will be $0.375 per share.  All other terms and conditions of the Transfund note will remain as originally executed.  The value of the warrants was calculated to be $328,012 using the Black-Scholes method and is being amortized over the life of the warrants.  The results for the year ended September 30, 2004 include $164,005 interest expense as amortization expense on the value of the warrants of this transaction and also includes $121,988 expense which is the value of the beneficial conversion feature of this debt.

During October 2004 the company sold convertible debentures totaling $15,000 at 8% interest due March 31, 2006. This debt was convertible to common shares at $.30 per share for a period of 180 days, the conversion period having now expired.  Warrants totaling 16,666 exercisable at $.30 per share for 3 years were also issued with this debt.

During November 2004 the company sold convertible debentures totaling $50,000 at 8% interest due November 15, 2006.  This debt was convertible to common shares at $.30 per share for a period of 180 days, the conversion period having now expired.  Warrants totaling 166,666 exercisable at $.30 per share for 3 years were also issued with this debt.

The $5,000 8% note payable to Chris Dieterich and the $4,500 note payable to Lichter Weil arose from the acquisition transaction with PocketPass.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share.  These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility.  As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down.

On March 2, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $45,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  This credit line was subsequently increased to $95,000 which was entirely drawn down by September 30, 2005. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share.  These debentures also entitle the investor to 133,593 shares of restricted common stock as consideration for establishing the credit facility.

10. Convertible Promissory Notes

The long term notes payable consist of the following at September 30:
2005
10% secured convertible promissory notes due and payable on September 30, 2007. The notes are secured by substantially all of the assets of the Company. The notes may be converted at the lesser of $.15 or 75% of the average of the volume weighted average prices of the Common Stock for the three trading days preceding the date of conversion	$750,000
Less: Unamortized discount	(750,000)
$—

Maturities of Convertible Promissory Notes are as follows:

Year Ending September 30	Amount
2006	$—
2007	750,000
$750,000

Debt Issued with Stock Purchase Warrants─Fair Value of Warrants Recorded as a Liability

On September 29, 2005, the Company issued 10% convertible promissory notes in the aggregate principal amount of $750,000 (the Notes) and detachable warrants to purchase the Company’s common stock (the Warrants) to two accredited investors. The Notes bear interest at a rate of 10%, mature on September 30, 2007, and are convertible into shares of the Company’s common stock at a conversion price of the lesser of (i) $0.15 (“Maximum Conversion Price”), or (ii) 75% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the three trading days preceding a Conversion Date.. The beneficial conversion feature (an embedded derivative) included in these notes resulted in a charge of $250,000. The associated A Warrants are exercisable for 18,968,326 shares of common stock at an exercise price of $0.179 per share; the B Warrants are exercisable for 16,968,326 shares of common stock at an exercise price of $0.179 per share. The A Warrants, which expire five years after issuance, were assigned a value of $1,362,941, estimated using the Black-Scholes valuation model. The B Warrants, which expire one year after issuance, were assigned a value of $1,102,941, estimated using the Black-Scholes valuation model. The following assumptions were used to determine the fair value of the A Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 4.67%, volatility of 445.5%, and dividend yield of zero. The following assumptions were used to determine the fair value of the B Warrants using the Black-Scholes valuation model: a term of one year, risk-free rate of 4.67%, volatility of 445.5% (which covers the period from December 31, 2002 to September 30, 2005), and dividend yield of zero. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments , the values assigned to both the Notes and the Warrants were allocated based on their l fair values. The amount allocated as a discount on the Notes for the the value of the Warrants will be amortized to interest expense, using the effective interest method, over the term of the Notes.

The holders of the Notes and Warrants have registration rights that require the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the Notes or the exercise of the Warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock , the ability to register stock is deemed to be outside of the Company’s control. Accordingly, the initial aggregate fair value of the Warrants of $2,465,882 was recorded as an accrued warrant liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. At September 30, 2005, the recording of the derivative liabilities associated with this debt financing resulted in a non-cash loss of $1,965,882 which has been reflected in the consolidated statement of operations for the year ended September 30, 2005. All investors in these transactions were accredited with access to sufficient corporate information.

11. Contingencies

Claims and Legal Proceedings

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Claims have been made by Cappello Capital Corp and Pacific Wave Partners that they are due a fee related to the funding that closed on September 29, 2005 described in note 10 above. Management maintains that the investors who provided the funding were on an exclusion list with Cappello Capital Corp and Pacific Wave Partners. Additionally, neither Cappello nor Pacific Wave introduced the Company to these investors nor did they participate in the transaction. Accordingly, the Company believes that the claims are without merit and intends to vigorously defend its position. The ultimate outcome of this claim cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital, accounting services, legal services, and professional services rendered in connection with the Company’s strategic development efforts. The Company has no amounts due under these agreements as of September 30, 2005.

12. Subsequent Events

On November 10, 2005, the Company filed a Registration Statement, Form SB-2, pertaining to the sale of 65,631,214 shares of its common stock, of which none are issued and outstanding, and the shares are issuable upon conversion of promissory notes issued on September 29, 2005 (see Note 9), warrants and other conversion privileges to acquire common stock. The shares are issuable upon conversion or exercise of securities, which were issued, by the Company in private placement transactions. The Securities and Exchange Commission reviewed the Registration Statement filing and issued comments on December 7, 2005. Management is currently preparing a response to the comments.

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEETS
December 31, 2005 and September 30, 2005 (Unaudited)

	December 31, 2005	September 30, 2005
ASSETS
Current Assets
Cash	$99,703	$568,885
Prepaid expense and other	62,349	60,672
Total Current Assets	162,052	629,557
Property and Equipment
Cost	114,817	107,472
Accumulated Depreciation	(90,115)	(86,752)
Net	24,702	20,720
Other Assets
Deferred Financing Fees - non current portion	39,605	52,806
Total Other Assets	39,605	52,806
Total Assets	$226,359	$703,083
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts Payable and accrued liabilities	$472,475	$633,128
Accrued Interest on related party notes	248,061	225,719
Notes Payable to related parties	970,500	870,500
Derivative Liability	2,715,882	2,715,882
Deferred compensation (net of accrued interest)	142,808	193,117
Total Current Liabilities	4,549,726	4,638,346
Long Term Liabilities
Convertible Notes Payable, net of unamortized discount of $656,250 at December 31, 2005 and $750,000 at September 30, 2005	93,750	—
Notes Payable to related parties	835,000	935,000
Accrued Interest on notes payable	96,555	52,395
Total Long Term Liabilities	1,025,305	987,395
Total Liabilities	5,575,031	5,625,741
Commitments and Contingencies	—	—
Stockholders’ Deficiency:
Common Stock, no par value, 150,000,000 shares authorized, 34,851,984 and 34,650,954 shares issued and outstanding at December 31, 2005 and September 30, 2005, respectively	7,887,227	7,650,091
Common Stock Issuable, 115,351shares at December 31, 2005 and September 30, 2005	39,291	39,291
Deficit Accumulated During the Development Stage	(13,275,190)	(12,612,040)
Total Stockholders’ Deficiency	(5,348,672)	(4,922,658)
Total Liabilities and Stockholders’ Deficiency	$226,359	$703,083
The accompanying notes are an integral part of these consolidated financial statements

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2005 and 2004, and
For the Period from Inception (August 23, 1999) to December 31, 2005 (Unaudited)

	Three Months Ended December 31,		Inception (August 23, 1999) to December 31,
	2005	2004	2005

Revenue	$—	$3,938	$72,484
Cost of Goods Sold	—	375	37,690
Gross Profit	—	3,563	34,794
Operating Expenses:
Salaries	218,065	66,895	1,707,962
Stock Based Compensation	73,226	87,499	1,635,700
Professional Fees	143,798	89,086	2,730,975
Facilities	28,422	16,258	344,885
Marketing	(36,341)	16,764	169,566
Administrative Expense	55,805	42,941	937,827
Depreciation	3,363	765	81,175
Total Operating Expenses	486,338	320,208	7,608,090
Loss from operations	(486,338)	(316,645)	(7,573,296)
Other (Income) Expense:
Interest Expense	66,610	314,323	2,823,923
Amortization of discount	93,750		93,750
Beneficial conversion expense on debt	—	222,025	1,075,121
Non cash financing charge	—	—	1,715,882
Financing fees	16,452	106,140	102,117
Gain on Extinguishment of Debt		—	(76,755)
Interest Income		—	(5,130)
Total Other (Income) Expense	176,812	642,488	5,728,908
Net loss before minority interest in net loss of subsidiary	$(663,150)	$(959,133)	$(13,302,204)
Minority interest in net loss of subsidiary	—	—	27,014
Net Loss	$(663,150)	$(959,133)	$(13,275,190)
Basic and diluted loss per common share	$(0.02)	$(0.03)	$(0.43)
Weighted Average Shares Outstanding, basic and diluted	34,667,592	31,099,176	31,178,050
The accompanying notes are an integral part of these consolidated financial statements.

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended December 31, 2005 and 2004 and
For the Period from Inception (August 23, 1999) to December 31, 2005 (Unaudited)

			Inception
	Three Months Ended December 31,		(August 23, 1999) to December 31,
	2005	2004	2005
Cash flows from operating activities:
Net Loss	$(663,150)	$(959,133)	$(13,275,190)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & Amortization	3,363	765	90,115
Bad debts expense	—	—	5,000
Warrant valuation & Amortization	106,951	508,501	4,588,286
Issuance of common stock for services	23,009	87,499	708,763
Common stock issuable for services	—	—	382,491
Common stock issuable for performance based compensation and deferred salary	—	—	103,458
Common stock options vesting expense	214,127	—	893,296
Write-off software under development	—	—	100,000
Loss on disposal of fixed assets	—	—	10,712
Beneficial conversion expense	—	—	875,894
Gain on extinguishment of debt	—	—	(50,089)
Changes in operating assets and liabilities:
(Increase) Decrease in Prepaid expenses and other	(1,677)	—	(9,543)
Increase in Accrued interest payable	66,502	21,383	505,881
Increase in Accounts payable & Accrued Liabilities	(210,962)	34,229	733,404
Net cash used in operating activities	(461,837)	(306,756)	(4,337,522)
Cash flows from investing activities:
Software under development	—	—	(100,000)
Purchase of fixed assets	(7,345)	(1,093)	(125,529)
Net cash used in investing activities	(7,345)	(1,093)	(225,529)
Cash flows from financing activities:
Borrowings on related party notes payable	—	115,001	2,468,500
Borrowings on convertible debt - net of costs	—	—	644,388
Proceeds from issuance of common stock net of issuance costs	—	167,500	1,484,916
Common Stock Issuable	—	—	64,950
Net cash provided by financing activities	—	282,501	4,662,754
Increase (Decrease) in cash	(469,182)	(25,348)	99,703
Cash at beginning of period	568,885	28,038	—
Cash at end of period	$99,703	$2,690	$99,703
NON CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock for services	$23,009	$—	$708,763
Common stock issuable for services	$—	$—	$382,491
Common stock issuable for performance based compensation and deferred salary	$—	$—	$103,458
Common stock issuable in settlement of accounts payable	$—	$47,499	$493,063
Common stock issuable in settlement of accrued interest	$—	$—	$161,265
Issuance of common shares in redemption of debt	$—	$—	$623,500
Value of warrants	$13,201	$286,476	$4,726,398
Value of beneficial debt conversion feature	$—	$222,025	$1,075,121
Assumption of liabilities in connection with merger	$—	$—	$171,583
Amortization of note payable discount	$93,750	$—	$93,750
The accompanying notes are an integral part of these consolidated financial statements.

SVC FINANCIAL SERVICES INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
For the Period From Inception (August 23, 1999) to December 31, 2005 (Unaudited)

	Common Stock
	Shares	Amount	Common Stock Issuable	Accumulated Deficiency	Total Shareholders’ Equity (Deficiency)

Common Stock issued	13,639,236	$718,432			$718,432
Net loss for the year ended September 30, 1999				$(113,449)	(113,449)
Balance at September 30, 1999	13,639,236	718,432		(113,449)	604,983
Common Stock issued	2,299,015	184,538			184,538
Net loss for the year ended September 30, 2000				(1,014,258)	(1,014,258)
Balance at September 30, 2000	15,938,251	902,970		(1,127,707)	(224,737)
Common Stock issued	141,128	377,124			377,124
Net loss for the year ended September 30, 2001				(376,762)	(376,762)
Balance at September 30, 2001	16,079,379	1,280,094		(1,504,469)	(224,375)
Net loss for the year ended September 30, 2002				(532,793)	(532,793)
Common Stock issued for services	13,365	8,093			8,093
Equity adjustment from disposal of subsidiary				27,015	27,015
Balance at September 30, 2002	16,092,744	1,288,187		(2,010,247)	(722,060)
Net loss for the year ended September 30, 2003				(566,617)	(566,617)
Balance at September 30, 2003	16,092,744	1,288,187	—	(2,576,864)	(1,288,677)
Net Loss - Year ended September 30, 2004				(3,446,923)	(3,446,923)
Reverse Merger adjustment	1,989,251	(171,583)			(171,583)
Common Stock issued for services	651,734	374,881			374,881
Stock Based compensation	388,890	186,667			186,667
Black Scholes valuation of warrants		1,245,575			1,245,575
Issuance costs		(58,600)			(58,600)
Common Stock issued included in Common Stock Issuable at September 30, 2003	4,000,000	200,000			200,000
Common Stock issued in settlement of debt and accrued interest	5,178,427	802,764			802,764
Common Stock issued for cash	1,010,667	295,000			295,000
Common Stock issued in settlement of accounts payable	1,313,928	184,100			184,100
Warrants exercised in settlement of accounts payable	40,000	20,000			20,000
Warrants exercised for cash	100,000	51,000			51,000
Value of warrants issued for debt extension		328,012			328,012
Value of beneficial debt conversion feature		199,227			199,227
Common Stock Issuable			104,311		104,311
Balance at September 30, 2004	30,765,641	$4,945,230	$104,311	$(6,023,787)	$(974,246)
Net Loss - Year ended September 30, 2005				$(6,588,253)	(6,588,253)
Common Stock issued for cash	975,768	201,982			201,982
Restricted common shares issued for establishment of credit facility	696,093	151,876			151,876
Common Stock issued for services	987,045	216,851			216,851
Issuance costs	265,515	—			—
Value of beneficial conversion feature of convertible debt	—	625,894			625,894
Black Scholes valuation of warrants	—	620,006			620,006
Stock Based compensation	678,610	103,458			103,458
Vesting of common stock options	—	679,169			679,169
Correction to debt conversion to equity in prior period	14,486	—			—
Common Shares issued from Common Stock Issuable	241,457	65,625	(65,625)		—
Reclassification to accrued liabilities		40,000	(29,950)		10,050
Adjustment to shares exchanged during merger	26,339	—
Common Shares to be issued in settlement of accounts payable			30,555		30,555
Balance at September 30, 2005	34,650,954	$7,650,091	$39,291	$(12,612,040)	$(4,922,658)
Net Loss - Three Months ended December 31, 2005				(663,150)	(663,150)
Common Stock issued for services	201,030	23,009			23,009
Vesting of common stock options		214,127			214,127
Balance at December 31, 2005	34,851,984	$7,887,227	$39,291	$(13,275,190)	$(5,348,672)
The accompanying notes are an integral part of these consolidated financial statements.

SVC Financial Services, Inc. and Subsidiary
(A Development-Stage Enterprise)
(Successor to Secure Sign, Inc.)
Notes to Consolidated Financial Statements

December 31, 2005

1.   Nature of Operations

SVC Financial Services, Inc.  (the “SVC” or “the Company”), formerly Secure Sign, Inc., was incorporated on July 14, 1995 under the laws of the state of Colorado. SVC is a software and intellectual property enterprise with products, which provides a platform for transaction management. The Company provides integrated financial transaction management services and value-added software for accelerating sales. SVC has developed Scoot, a revolutionary Mobile ATM Money Card allowing anyone with a cell phone to store, send, receive and transact funds anywhere in the world. Scoot(TM) Mobile Money is a low cost, global approach to supporting the large and growing markets for funds transfer, unbanked money management, and secure payment remittances and reimbursements. SVC has also pioneered a scalable, integrated media and transaction management solution, the Mazarin Media Platform that provides rapid application delivery for any size organization.  SVC enables its customers to deliver smart applications that inspire consumers to make immediate, informed decisions.  SVC solutions have a broad range of applicability and provide value to the music and entertainment, political, non-profit, research and testing, and corporate and consumer marketing areas.  Since inception, the Company has devoted substantially all of its efforts to activities such as financial planning, capital raising and product development and has not recorded any significant revenue.  Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development State Enterprises.”

History

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock. The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer. Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger. The retained earnings of the accounting acquirer have been carried forward after the acquisition and Pocketpass.com’s basis of its assets and liabilities were carried over in the recapitalization. Operations prior to the business combination are those of the accounting acquirer.

Secure Sign, Inc. purchased Contractor’s Directory, Inc., on April 17, 1999 in a stock for stock transaction exchange. In September 2003 Secure Sign, Inc., sold ninety-five percent (95%) of its wholly owned subsidiary, Contractor’s Directory, Inc. to the former CEO of the Company for $5,000 and assumption of all corporate debts related to Contractor’s Directory, Inc.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue, has experienced net operating losses of $13,275,190 since inception, had a net loss of $663,150 and a negative cash flow from operations of $461,837 for the three months ended December 31, 2005, and has working capital and stockholder’s deficiencies of $4,387,674 and $5,348,672, respectively, as of December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.  The Company has developed new products, has developed a sales team and is vigorously pursuing new business.  On September 29, 2005, management raised additional capital of $750,000 through the issuance of convertible debt. Additionally, the Company has an agreement with investors whereby it would receive an additional $750,000 in debt financing if it meets certain objectives.  The Company will require more cash during 2006 to fund its operations and management believes that such additional cash requirements could be met by first obtaining additional financing and/or by taking measures to reduce operating expenses such as reducing headcount or canceling research and development projects.

2.   Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed interim consolidated financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary to state fairly the Company’s financial position, results of operations and cash flows for the periods presented. These interim financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005. The results of operations for the three months ended December 31, 2005 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year.

Basis of Consolidation

The consolidated financial statements include the accounts of SVC Financial Services, Inc., and its wholly owned subsidiary, PocketPass.com, Inc. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue Recognition

The Company recognizes revenues from contracts in which the Company provides consulting services as the services are performed. The contractual terms of the agreements dictate the recognition of revenue by the Company. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”).

SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. This issue addresses determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting. EITF 00-21 became effective for revenue arrangements entered into in periods beginning after June 15, 2003. For revenue arrangements occurring on or after August 1, 2003, the Company revised its revenue recognition policy to comply with the provisions of EITF 00-21.

Amounts collected prior to satisfying the above revenue recognition criteria are included in deferred revenue and advance payments in the accompanying consolidated balance sheets. The Company received $1,000 of such  payments as of December 31, 2005.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The company had cash and cash equivalents of $99,703 which is less than the federally insured limits of $100,000.

Concentrations of Risk

Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005 and September 30, 2005 the Company had approximately none and $468,885, respectively, in excess of FDIC insured limits. The Company has not experienced any losses in such accounts. Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

Advertising

Advertising costs are expensed in the year incurred.  The Company incurred no advertising costs for the three months ended December 31, 2005 and 2004.

Earnings (Loss) Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings (loss) per share and diluted earnings per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. These potentially dilutive securities, which are convertible into 59,156,975 shares of common stock, were not included in the calculation of loss per share the three months ended December 31, 2005 and 2004 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive.  Accordingly, basic and diluted loss per share are the same for the three months ended December 31, 2005 and 2004.

Income Taxes

Income taxes are provided based on the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”. Under the asset and liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

Disclosures about Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments, which include accounts receivable, due from related parties, accounts payable, notes payable and accrued expenses approximate their fair values at December 31, 2005 and September 30, 2005.

Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples of estimates include the useful lives of fixed assets based upon historical experience, accruals for invoices not received before final close of the period based upon detailed review of purchase orders and expenditures and the commonly accepted Black Scholes method to measure the value of warrants and options. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. Variances of estimates from actual results have been minimal and immaterial on a historical basis with the possible exception of the Black Scholes valuation of warrants, the accuracy of which has been a subject of much public debate. Actual results could differ from those estimates. Future estimates and assumptions will be based upon information available to us at the time of the estimate.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board (“APB”) Opinion No. 25, Financial Interpretation No. 44, and SFAS 123, “Accounting for Stock-Based Compensation.”  For the three months ended December 31, 2005 and 2004, the Company has not changed to the fair value method and continued to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.  All non-employee stock option and warrant grants are accounted for under the fair value method.  As such, compensation expense for employee stock option and warrant grants would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

The FASB issued SFAS No.148, “Accounting for Stock-Based Compensation - Transition and Disclosure.”  This statement amends SFAS No.123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation.  Pursuant to SFAS No.123, the Company would expense the fair market value of stock options newly granted to third parties and disclose the pro forma results based on the fair value of options/warrants granted to employees.

During the three months ended December 31, 2005 and 2004, the Company did not issue any stock based compensation to employees.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) released a revision to Statement of Financial Accounting Standard (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“FAS 123R”).  FAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  The statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require instead that such transactions be accounted for using a fair-value-based method.  We adopted FAS 123R effective with the year ended September 30, 2005.  With the adoption of this new statement, we will have to recognize substantially more compensation expense.  This may have a material adverse impact on our financial position and results of operations.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations.  It also provides the SEC staff’s views regarding valuation of share-based payment arrangements.  In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.  Management is currently evaluating the impact SAB 107 will have on the Company’s consolidated financial statements.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.  SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change.  Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change.  SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.  SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued.  The implementation of this new standard did not have any material impact on the Company’s financial position, results of operations and cash flows.

In December 2004, the FASB issued, and made effective, two Staff Positions (FSP) that provide accounting guidance on how companies should account for the effect of the American Jobs Creation Act of 2004 that was signed into law on October 22, 2004. In FSP FAS 109-1, “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004,” the FASB concluded that the special tax deduction for domestic manufacturing, created by the new legislation, should be accounted for as a “special deduction” instead of a tax rate reduction. As such, the special tax deduction for domestic manufacturing is recognized no earlier than the year in which the deduction is taken on the tax return. FSP FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004,” allows additional time to evaluate the effects of the new legislation on any plan for reinvestment or repatriation of foreign earnings for purposes of applying FASB Statement No. 109. The Company does not anticipate that this legislation will impact its results of operations or financial condition.

In June, 2005, the EITF reached a consensus on Issue No. 05-2, “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19, ‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.’” Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. However, Issue 00-19 does not define “conventional convertible debt instrument.” Given the development of numerous contractual terms that may be included in a convertible debt instrument, it is not clear when a convertible debt instrument is “conventional.”  This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

In September, 2005, the EITF reached a consensus on Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues” which addresses a company issuing convertible debt with an embedded conversion option that is not separated from the host contract and accounted for as a derivative instrument pursuant to FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The conversion option does not give rise to a beneficial conversion feature under EITF Issues No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” or No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” Subsequently, the company changes the terms of the conversion option and assesses whether the modification results in an extinguishment of the debt pursuant to the guidance in EITF Issue No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.” The issues are whether a modification to a conversion option that changes its fair value, affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature associated with a debt modification (not a debt extinguishment) if the modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt).  This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

In September, 2005, the EITF reached a consensus on Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” When a company issues convertible debt with a beneficial conversion feature, the debt is bifurcated into a liability component and an equity component in accordance with EITF Issues No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” The equity component is measured at the intrinsic value of the beneficial conversion feature on the commitment date. For income tax purposes, all of the proceeds are recorded as a liability and nothing is recorded in shareholders’ equity. The issues are whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109,

Accounting for Income Taxes.  This new standard was used to account for the Convertible Promissory Note described in Footnote 6.

3.   Related Party Transactions

A major shareholder provided legal services to the Company.  The charges for such legal services amounted to $6,421 for the three months ended December 31, 2005 and $7,957 for the three months ended December 31, 2004.  Approximately $46,825 was due this shareholder at December 31, 2005.

4.   Fixed Assets

Property, plant and equipment consist of the following:

	December 31, 2005	September 30, 2005
Computer equipment	$67,086	$59,741
Furniture and fixtures	11,536	36,195
Software	36,195	11,536
	114,817	107,472
Less accumulated depreciation and amortization	(90,115)	(86,752)
	$24,702	$20,720

Depreciation expense was $3,363 and $765 for the three months ended December 31, 2005 and 2004, respectively.

5.   Notes Payable to Related Parties

Notes payable to related parties are due to five principal shareholders or to entities controlled by the principal shareholders.  The related party notes payable consist of the following:

Notes Payable - Related Parties
	December 31, 2005	September 30, 2005

8% per annum promissory notes due and payable on March 31, 2006. The notes are secured by substantially all of the assets of the Company	$ 415,500	$ 415,500

8% per annum convertible promissory notes due and payable in November 15, 2006. The notes are secured by substantially all of the assets of the Company

10% per annum convertible promissory note due and payable on March 31, 2006. This note is secured by substantially all of the assets of the Company	450,000	450,000

8% per annum promissory notes due and payable in November 15, 2006. The notes are secured by substantially all of the assets of the Company	50,000	50,000

8% per annum promissory note due and payable on March 31, 2006 to Chris Dieterich	5,000	5,000

12% per annum convertible promissory notes comprising a line of credit. Notes are due and payable on various dates from December 7, 2006 through September 28, 2007. Principal and interest may be converted to common shares at $.10 per share	885,000	885,000

	$1,805,500	$1,805,500
Less current portion	970,500	870,500
	$ 835,000	$ 935,000

6. Convertible Promissory Notes

The long term notes payable consist of the following at December 31, 2005 and September 30, 2005:

	December 31, 2005	September 30, 2005

10% secured convertible promissory notes due and payable on September 30, 2007. The notes are secured by substantially all of the assets of the Company. The notes may be converted at the lesser of $.15 or 75% of the average of the volume weighted average prices of the Common Stock for the three trading days preceding the date of conversion	$750,000	$750,000
Less unamortized discount:	(656,250)	(750,000)
	$93,750	$—

10 % Convertible Debt Issued with Stock Purchase Warrants─Fair Value of Warrants Recorded as a Liability

On September 29, 2005, the Company issued 10% convertible promissory notes in the aggregate principal amount of $750,000 (the Notes) and detachable warrants to purchase the Company’s common stock (the Warrants) to two accredited investors. The Notes bear interest at a rate of 10%, mature on September 30, 2007, and are convertible into shares of the Company’s common stock at a conversion price of the lesser of (i) $0.15 (“Maximum Conversion Price”), or (ii) 75% of the average of the volume weighted average prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the three trading days preceding a Conversion Date. In accordance with Statement of Financial Accounting Standards No. 133, ‘Accounting for Derivative Instruments and Hedging Activities’, (“FASB 133”), the Company determined that the conversion feature of the Debentures met the criteria of an embedded derivative and therefore the conversion feature of the debt needed to be bifurcated and accounted for as a derivative. Due to the reset provisions of the Debentures, the debt does not meet the definition of “conventional convertible debt” because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $750,000 face amount of the Debentures was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the Warrants and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in these notes resulted in a charge of $250,000. The associated A Warrants are exercisable for 18,968,326 shares of common stock at an exercise price of $0.179 per share; the B Warrants are exercisable for 16,968,326 shares of common stock at an exercise price of $0.179 per share. The A Warrants, which expire five years after issuance, were assigned a value of $1,362,941, estimated using the Black-Scholes valuation model. The B Warrants, which expire one year after issuance, were assigned a value of $1,102,941, estimated using the Black-Scholes valuation model. The following assumptions were used to determine the fair value of the A Warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 4.67%, volatility of 445.5%, and dividend yield of zero. The following assumptions were used to determine the fair value of the B Warrants using the Black-Scholes valuation model: a term of one year, risk-free rate of 4.67%, volatility of 445.5% (which covers the period from December 31, 2002 to September 30, 2005), and dividend yield of zero. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments , the values assigned to both the Notes, conversion feature and the Warrants were allocated based on their  fair values. The amount allocated as a discount on the Notes for the value of the Warrants will be amortized to interest expense, using the effective interest method, over the term of the Notes.

The holders of the Notes and Warrants have registration rights that require the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the Notes or the exercise of the Warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock , the ability to register stock is deemed to be outside of the Company’s control. Accordingly, the initial aggregate fair value of the derivatives (embedded and free-standing) of $2,715,882 was recorded as a derivative liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. During the year ended September 30, 2005, the recording of these derivative liabilities associated with this debt financing resulted in a non-cash loss of $1,965,882 which was reflected in the consolidated statement of operations for the year ended September 30, 2005. All investors in these transactions were accredited with access to sufficient corporate information.  The Company remeasured the derivative liability at December 31, 2005 and there was an immaterial change in the fair value of the liability since September 30, 2005.  Pursuant to the registration rights agreement, the Company is subject to liquidated damage provisions, commencing December 2005, that are estimated to have a maximum penalty of $281,750.

7.   Stock Option Plan

On December 8, 1999 the Company adopted the 1999 Stock Option Plan (the “Plan”), which provided for the issuance of options to employees, officers, directors and consultants to purchase up to 5,000,000 shares of common stock.

The Company assumed from PocketPass.com, Inc. 333,290 options at date of merger which have a weighed average exercise price of $.04 and expire in varying amounts through 2010.  The Company estimates that the fair value of options granted is nominal based upon the lack of marketability of Company shares, the significant operating losses since inception, and its development stage enterprise status.

The Company assumed from PocketPass.com, Inc. 6,770,000 warrants at date of merger which have a weighed average exercise price of $.10 and expire in varying amounts through 2009.  The Company estimated that the fair value of all warrants granted at the grant date was nominal based upon the complete lack of marketability of Company shares, the significant operating losses since inception, the lack of comparison to a market price of public company stock for which these warrants could be exchanged or exercised, and its development stage enterprise status.

8.   Equity Transactions

Amendment to Articles of Incorporation.

In September 2005 at the annual shareholders’ meeting, the shareholders of the Company approved an amendment to the Company’s Articles of Incorporation, which increased the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares. There were 34,650,954 and 30,765,641 shares of common stock, which has no par value, issued and outstanding at September 30, 2005 and 2004, respectively. Holders of Common Stock are entitled to one vote for each share held.

On October 1, 2003, the Company acquired all the outstanding shares of Pocketpass.com, Inc. (incorporated on August 23, 1999) in exchange for 16,092,744 restricted shares of its common stock and changed its name to SVC Financial Services, Inc.  The acquisition has been accounted for as a reverse merger (recapitalization) with Pocketpass.com deemed to be the accounting acquirer.  Accordingly, the historical financial statements presented herein are those of Pocketpass.com, as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer’s stock with an offset to capital in excess of par value, and those of SVC (the legal acquirer) since the merger.  The retained earnings of the accounting acquirer have been carried forward after the acquisition and PocketPass.com’s basis of its assets and liabilities were carried over in the recapitalization.  Operations prior to the business combination are those of the accounting acquirer.

The Company issued common stock to individuals and companies in lieu of cash compensation during the three months ended December 31, 2005 and 2004.

The common stock issuable of $39,291 at December 31 and September 30, 2005 consists of: $4,500 of cash received in anticipation of issuing 18,000 shares of common stock; $4,236 for services rendered in anticipation of issuing 16,944 shares of common stock, and $30,555 for services rendered in anticipation of issuing 80,407 shares of common stock. The Common Stock Issuable consists of settlement of liabilities denominated in shares and that cannot be settled in cash. The number of shares has already been determined therefore this is an equity account, not a debt account.

Significant Transactions during the three month period ended December 31, 2005

201,030 shares valued at $ 23,009 were issued to contractors and vendors in settlement of services rendered.

Transactions during the period ended December 31, 2004

During October and November 2004, 176,667 shares were issued for $55,000 in cash.

In December 2004, 526,500 restricted shares were issued for $112,500 in cash.

During the three months ended December 31, 2004, 123,829 shares worth $47,499 were issued to contractors and vendors in settlement of services rendered

9.   Litigation and Contingencies

Claims and Legal Proceedings

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Claims have been made by Cappello Capital Corp and Pacific Wave Partners that they are due a fee related to the funding that closed on September 29, 2005. Management maintains that the investors who provided the funding were on an exclusion list with Cappello Capital Corp and Pacific Wave Partners. Additionally, neither Cappello nor Pacific Wave introduced the Company to these investors nor did they participate in the transaction. Accordingly, the Company believes that the claims are without merit and intends to vigorously defend its position. The ultimate outcome of this claim cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

Consulting Agreements

The Company has various consulting agreements that provide for issuance of the Company’s common stock and/or stock options/stock purchase warrants in exchange for services rendered by the consultants. These agreements relate primarily to raising of capital, accounting services, legal services, and professional services rendered in connection with the Company’s strategic development efforts. The Company has no amounts due under these agreements as of December 31, 2005.

10.   Subsequent Events

During January 2006 the Company entered negotiations to license the Scoot technology to an Australian investor.  A deposit of $50,000 was made by the potential Australian licensee which is required to be refunded in ninety days if the license agreement is not consummated by that date.

On February 2, 2006 we withdrew the SB-2 Registration Statement that we had filed with the SEC on November 10, 2005.  We plan to refile a registration statement by February 17, 2006.

On February 8, 2006 we executed a Modification, Amendment and Waiver Agreement with the accredited investors that we issued the convertible promissory notes to on September 29, 2005 as described above in this note.  One of the accredited investors agreed to accelerate funding of $200,000 of the Second Closing.   We certified that the Second Closing Milestone has been complied with and we agreed to extend the expiration of the B warrants by six months.  The total number of shares which can be purchased with these warrants is 16,968,326. The warrants expire 18 months after issuance.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 7-109-102 of the Colorado Business Corporations Act (the “Colorado Act”) a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. However, under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation’s Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation’s Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director. A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of him and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of our securities due to a breach of a fiduciary duty by our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Our Articles of Incorporation provide for indemnification as permitted by the Colorado Act in all material respects.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by SVC Financial Services, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$850
Accounting Fees and Expenses	$12,000	*
Legal Fees and Expenes	$50,000

Total	$62,850

*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During February 2004, the Company issued a total of 5,008,427 shares in settlement of $590,000 of debt and $161,265 of accrued interest. The issuance of these shares was exempt from registration under the Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On February 27, 2004, pursuant to agreements entered into in November and December of 2003, the Company issued 4,800,000 shares of common stock of which 4,000,000 shares were issued for $200,000 in cash and 800,000 shares were for settlement of $40,000 of accounts payable related to services in a prior quarter The issuance of these shares was exempt from registration under the Section 4(2) of the Securities Act.  All investors in these transactions were accredited with access to sufficient corporate information.

On February 28, 2004, the Company completed an early round of funding, via private placement under Rule 506 promulgated under the Securities Act, raising a total of $233,500 which consisted of 720,000 shares for $180,000 in cash and 134,000 shares in settlement of $33,500 of debt and 80,000 shares in settlement of $20,000 of accounts payable.  The remaining 108,000 shares were not issued until the following quarter.  For each dollar invested, investors received four shares of restricted commons stock and three sets of 4 warrants: one set allowing the purchase of an shares of stock for $0.50 within 6 months of the original investment, a second set allowing for the purchase of an additional share of stock for $0.75 within 12 months of investment and a final set allowing for the purchase of an additional share of stock for $1.00 within 18 months of the original investment.  1,042,000 units were sold such that there were 1,042,000 of each of the 3 different warrants issued to investors for a total of 3,126,000 warrants, along with 1,042,000 shares of restricted common stock. All investors in these transactions were accredited with access to sufficient corporate information. One of the investors in this offering was sophisticated and not accredited. He was provided with access to sufficient corporate information.

On February 26, 2004, the Company issued 183,928 shares to three consultants of the Company in satisfaction of accounts payable for services rendered totaling $86,600, at an average price of $0.47 per share utilizing the Rule 4(2) exemption.

During the Quarter ended March 31, 2004, 151,602 shares were issued to contractors and vendors in settlement of services rendered in the amount of $137,022 utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.
On April 23, 2004, the Company issued 250,000 shares of its restricted common stock to Girac Investments in settlement of $37,500 of accounts payable.  These shares were valued at $0.30 per share and were issued under Rule 506 to an accredited investor.

During April 2004 warrants totaling 40,000 shares from the February 28, 2004 round of funding were exercised at $0.50 per share in settlement of $20,000 of debt utilizing the Rule 4(2) exemption.

During April 2004 shares totaling 108,000 shares from the February 28, 2004 round of funding were issued at $0.25 per share in settlement of $27,000 of debt. The shares were issued to an accredited investor in reliance upon Section 4(2) of the Securities Act.

On April 30, 2004, the Company renegotiated the terms and conditions of its loan from Transfund Ventures such that the then-current indebtedness, through April 30, 2004, of approximately $450,000 would be due and payable, in full, on February 28, 2005.  The principal and any unpaid interest could be converted, at the holder’s option, into common stock of the Company on a basis of $0.75 per share.  Further, Transfund received 1,000,000 warrants, having a two-choice exercise provision, with an exercise term of three (3) years.  If the exercise is “cashless”, then the exercise price will be $0.60 per share.  If actual cash is paid upon exercise, then the exercise price will be $0.375 per share.  All other terms and conditions of the Transfund note remain as originally executed.  The value of the warrants was calculated to be $353,801 using the Black-Scholes method and is being amortized over the life of the warrants utilizing the Rule 4(2) exemption. Theinvestor in this transaction was accredited with access to sufficient corporate information.

During May 2004 warrants totaling 100,000 shares from the February 28, 2004 round of funding were exercised for cash at $0.50 and $0.75 per share bringing the company $51,000.

During May and June 2004, an additional $90,000 was raised via private placement.  Each investor in this placement acquired, for $0.50, one share of stock and 2 warrants (for a total of 360,000 warrants), one allowing for exercise within 6 months of investment at $0.75 per share and the other allowing for exercise within 12 months at a price of $1.00 per share.  180,000 shares were issued under this placement of which 150,000 shares were issued in May for cash of $75,000, 14,000 shares were issued in June for cash of $7,000 and 16,000 were issued in June in settlement of debt of $8,000 utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information. One of the investors in this offering was sophisticated and not accredited. He was provided with access to sufficient corporate information.

In 2004, 145,925 shares were issued to contractors and vendors in settlement of services rendered in the amount of $125,995 utilizing the Rule 4(2) exemption. The investor in this transaction was accredited with access to sufficient corporate information.

During July and August 2004, 20,000 shares were issued at $0.50 per share in settlement of $10,000 of debt and 18,667 shares were issued at $.32 per share for cash totaling $6,000 utilizing the Rule 4(2) exemption. The investor in this offering was sophisticated and not accredited. He was provided with access to sufficient corporate information.
On July 16, 2004, the Company concluded a placement with existing accredited investors of $150,000 for convertible debentures.  These debentures may be converted into common stock of the Company, at the election of the holders, at anytime in the ensuing 6-month period, utilizing a conversion ratio of $0.30 per share.  These debentures also entitled the investors to warrants to purchase an additional 500,000 shares of the Company’s common stock at an exercise price of $0.30 per share, for a total of $150,000.  The warrants have an exercise period of three years utilizing the Rule 4(2) exemption.

During September 2004 the company sold convertible debentures totaling $75,000 at 8% interest due March 21, 2005.  This debt is convertible to common shares at $.30 per share for a period of 180 days.  Warrants totaling 250,000 exercisable at $.30 per share for 3 years were also issued with this debt utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

The year ended September 30, 2004 includes 651,734 shares earned by contractors and vendors for a total expense of $374,881 and 388,890 shares for vested options at a total expense of $186,667 utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During October and November 2004, 176,667 shares were issued for $55,000 in cash utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

In December 2004, 526,500 restricted shares were issued for $112,500 in cash utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended December 31, 2004, 123,829 shares worth $47,499 were issued to contractors and vendors in settlement of services rendered.  Also 83,335 of options valued at $40,000 vested utilizing the Rule 4(2) exemption.  All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended March 31, 2005:
116,080 shares were issued for $29,020 in cash.
141,754 shares worth $49,265 were issued to contractors and vendors in settlement of services rendered.
63,281 restricted shares valued at $26,236 were issued for establishment of a credit facility.  See Note 5.
1,067,500 valued at $290,125 were issued for stock based compensation.
All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended June 30, 2005:
283,000 shares were issued for $66,995 in cash.
35,156 restricted shares valued at $7,163 were issued for establishment of a credit facility.  See Note 5.
98,930 shares worth $ 29,758 were issued to contractors and vendors in settlement of services rendered.
72,796 shares valued at $12,375 were issued for fund raising activities.
275,000 shares valued at $46,750 were issued for investment banking and investor relations activities.
All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During the three months ended September 30, 2005:
400,021 shares were issued for $50,967 in cash.
35,156 restricted shares valued at $5,977 were issued for establishment of a credit facility.  See Note 5.
294,139 shares worth $38.979 were issued to contractors and vendors in settlement of services rendered.
40,000 shares valued at $4,600 were issued for fund raising activities.
192,719 shares issued valued at $25,063 were treated as issuance costs
All utilizing the Rule 4(2) exemption. All investors in these transactions were accredited with access to sufficient corporate information.

During October 2004 the company sold convertible debentures totaling $15,000 at 8% interest due March 31, 2006.  This debt was convertible to common shares at $.30 per share for a period of 180 days.  Warrants totaling 16,666 exercisable at $.30 per share for 3 years were also issued with this debt. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act. All investors in these transactions were accredited with access to sufficient corporate information.

During November 2004 the company sold convertible debentures totaling $50,000 at 8% interest due November 30, 2006.  This debt was convertible to common shares at $.30 per share for a period of 180 days.  Warrants totaling 166,666 exercisable at $.30 per share for 3 years were also issued with this debt. The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act. All investors in these transactions were accredited with access to sufficient corporate information.

On January 11, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $400,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share.  These debentures also entitle the investor to 562,500 shares of restricted common stock as consideration for establishing the credit facility.  As of September 30, 2005 the credit facility has been increased to $790,000 which has been entirely drawn down. The investor in this transactions was accredited with access to sufficient corporate information.

On March 2, 2005 the Company concluded a loan agreement and credit facility with an existing accredited investor of $55,000 for convertible debentures payable two years after draw-down, bearing 12% interest.  This credit line was subsequently increase to $95,000 which was entirely drawn down by September 30, 2005. The debentures and any accrued interest may be converted into common stock of the Company at the election of the holder at anytime utilizing a conversion ration of $.10 per share.  These debentures also entitle the investor to 133,593 shares of restricted common stock as consideration for establishing the credit facility.  The issuance of these securities was exempt from registration under the Section 4(2) of the Securities Act. The investor in this transactions was accredited with access to sufficient corporate information.

On September 29, 2005, the Company entered into a subscription agreement with two accredited investors for the sale and issuance of 10% secured promissory notes in the principal amount of $750,000 due in September 2007. The Notes may be converted at any time by the holder into shares of the Company’s common stock, no par value, at a conversion price equal to the lesser of (i) $0.15, or (ii) 75% of the average of the volume weighted average prices of the Common Stock for the three trading days preceding the date of conversion. The Company also issued to the Purchasers (i) five-year warrants to purchase a number of shares equal to the number of shares which would be issued on the Closing Date assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price then in effect, and (ii) warrants identical to the warrants under (i) except that they are exercisable for a period of one year from the effective date of the registration statement which the Company has agreed to file to register for resale the shares issuable upon conversion of the notes and exercise of the warrants. All warrants are exercisable at a price per share equal to 150% of the average of the volume weighted average of the Common Stock for the five trading days preceding the Closing Date. The investors also agreed to purchase an additional $750,000 in promissory notes on the fifth business day following the effective date of the registration statement upon the completion by the Company of the sale of 20,000 money cards and other conditions. The issuance of these securities was exempt from registration under Rule 506 promulgated under the Securities Act.

On February 14, 2006, the Company issued 10% secured promissory notes in the principal amount of $200,000 due in September 2007 as well as warrants. Both the notes and the warrants were identical to the notes and the warrants issued on September 29, 2005. The issuance of these securities was exempt from registration under Rule 506 promulgated under the Securities Act.

ITEM 27. EXHIBITS

Exhibit	Description

3.1	Certificate of Incorporation (1)
3.2	Amendment to Certificate of Incorporation
3.3	Bylaws (1)
4.1	Form of Note (2)
4.2	Form of Warrant (2)
4.3	Non-Qualified Employee Stock Option Plan (2)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1	Form of Subscription Agreement (2)
10.2	Escrow Agreement (2)
10.3	Form of Security Agreement (2)
10.4	Form of Guaranty Agreement (2)
10.5	Form of Collateral Agent Agreement (2)
10.6	Services Agreement dated September 1, 2005 between SVC Financial Services, Inc. and Electracard Services, Inc. (3)
10.7	Employment Agreement effective August 1, 2003 between SVC Financial Services, Inc. and The Tyburn Group (3)
10.8	Agreement for Consulting Services dated November 9, 2005 between SVC Financial Services, Inc. and Charles Nuzum. (3)
10.9	Independent Sales Agent Agreement dated April 20, 2005 between SVC Financial Services and Merit Financial Solutions, LLC (3)
10.10	Card Program Management Agreement dated March 21, 2005 between SVC Financial Services, Inc. and MetaBank (3)
10.11	First Amendment dated July 11, 2005 to Card Program Management Agreement dated March 21, 2005 between SVC Financial Services, Inc. and MetaBank (3)
10.12	Modification, Amendment and Waiver Agreement dated February 8, 2006 (4)
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1) *
23.2	Consent of Pohl, McNabola, Berg & Company, LLP *

(1)	Incorporated by reference to the Company’s Form 10-SB/A filed August 9, 1999
(2)	Incorporated by reference to the Company Current Report on Form 8-K filed October 3, 2005
(3)	Incorporated by reference to the Company’s Form 10-KSB for the year ended September 30, 2005
(4)	Incorporated by reference to the Company’s Form 10-QSB for the quarter ended December 31, 2005

*	Filed herewith

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1)	file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
 For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(5)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco on this 2nd day of February, 2006.

SVC FINANCIAL SERVICES, INC.

By:	/s/ Christopher Haigh
Christopher Haigh

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Haigh his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Haigh	President, Chief Executive Officer and Director	February 2, 2006
Christopher Haigh	(Principal Executive Officer)

/s/ Charles Nuzum	Chief Financial Officer	February 2, 2006
Charles Nuzum	(Principal Accounting Officer)

/s/ Robert Gold	Chairman of the Board	February 2, 2006
Robert Gold

/s/ Yaqub Mirza	Director	February 2, 2006
Yacub Mirza

/s/ Inder Singh	Director	February 2, 2006
Inder Singh